UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Santander BanCorp.

(Name of Registrant as Specified In Its Charter)

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207 Ponce de León Avenue
San Juan, Puerto Rico 00918

April 24, 2007

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2007 Annual Meeting of Stockholders of Santander BanCorp. The meeting will be held on May 24, 2007, at 10:00 a.m. at the Conference Room located at the parking level of Santander Tower, B-7 Tabonuco St., Guaynabo, Puerto Rico. The formal notice and proxy statement for this meeting are attached to this letter.

It is important that you sign, date and return your proxy as soon as possible, even if you currently plan to attend the Annual Meeting. You may still attend the Annual Meeting and vote in person, if you desire, but returning your proxy card will assure that your vote is counted if you are unable to attend. Your vote, regardless of the number of shares you own, is important.

I thank you for your cooperation.

Sincerely,

José R. González
President & Chief Executive Officer

SANTANDER BANCORP
207 Ponce de León Avenue
San Juan, Puerto Rico 00918

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, May 24, 2007

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Santander BanCorp (the “Meeting”) for the year 2007 will be held at 10:00 a.m. on Thursday, May 24, 2007, at the Conference Room located at the parking level of Santander Tower, B-7 Tabonuco St., Guaynabo, Puerto Rico, to consider and act upon the following matters:

(1)	To elect three (3) directors for a three-year term;

(2)	To ratify the appointment of Deloitte & Touche, LLP (“D&T”) as the Corporation’s independent registered public accounting firm for the year ending December 31, 2007;

(3)	To transact any and all other business as may be properly brought before the Meeting or any adjournments thereof. Management at present knows of no other business to be brought before the Meeting.

Stockholders of record at the close of business on April 5, 2007, are entitled to notice of and vote at the Meeting.

By Order of the Board of Directors,

Rafael S. Bonilla, Esq.
Secretary

San Juan, Puerto Rico
April 24, 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. YOU MAY REVOKE IN WRITING OR IN PERSON ANY PROXY GIVEN AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

SANTANDER BANCORP
207 Ponce de León Avenue
San Juan, Puerto Rico 00918

PROXY STATEMENT
For the Annual Meeting of Stockholders
To be held on Thursday, May 24, 2007

ABOUT THE MEETING

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Santander BanCorp (the “Corporation”) of proxies to be voted at the Annual Meeting of Stockholders (the “Meeting”) to be held at 10:00 a.m. on May 24, 2007, at the Conference Room located at the parking level of Santander Tower, B-7 Tabonuco St., Guaynabo, Puerto Rico, and any adjournment thereof. Enclosed with this Proxy Statement is the Annual Report to Stockholders, including the consolidated financial statements of the Corporation for the fiscal year ended on December 31, 2006, duly audited by D&T as the Corporation’s independent registered public accounting firm. This Proxy Statement, the enclosed Annual Report, the Notice of Meeting of Stockholders and the form of proxy are being sent to stockholders on or about April 24, 2007.

All shares represented by each properly signed and returned proxy card in the accompanying form, unless revoked, will be voted at the Meeting in accordance with stockholder’s instructions indicated on the proxy card. If no instructions are marked on the proxy card, the shares will be voted in favor of the proposals described in this Proxy Statement. A stockholder may revoke the accompanying proxy at any time before it is voted; either by delivering a subsequent duly executed proxy or other written notice of revocation to the President or Secretary of the Corporation at the Corporation’s principal executive offices, Santander BanCorp, 207 Ponce de León Avenue, San Juan, Puerto Rico, 00918, or by attending the Meeting and voting in person. Proxies solicited hereby may be exercised only at the Meeting and any adjournment thereof and will not be used for any other meeting.

Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Corporation to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if any nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the Meeting, and upon such other matters as may properly come before the Meeting. Management is not aware of any business that may properly come before the Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

SOLICITATION OF PROXIES

The Corporation will pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Meeting, this Proxy Statement and the proxy card. The Corporation has retained the services of Mellon Investor Services, LLC, which also acts as the Corporation’s Transfer Agent, to assist the Corporation in the solicitation of proxies for this Meeting. The fee to be paid by the Corporation to such proxy solicitation firm should not exceed $5,000, plus reimbursement of all out-of-pocket expenses. Brokerage house and other nominees, fiduciaries and custodians who are holders of record of shares of the Corporation’s Common Stock, $2.50 par value per share (the “Common Stock”), will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Corporation for their expenses in connection therewith at customary and reasonable rates. In addition to solicitation by mail, directors, officers and employees of the Corporation may solicit proxies by telephone, facsimile transmission or other personal contact, for which such persons will receive no additional compensation.

VOTING SECURITIES AND VOTE REQUIRED FOR APPROVAL

The only outstanding voting securities of the Corporation are shares of its Common Stock. Each stockholder of record at the close of business on April 5, 2007 (the “Record Date”), is entitled to notice of and vote at the Meeting and any adjournment or adjournments thereof. On the Record Date, excluding shares held as treasury stock, there were 46,639,104 shares of Common Stock outstanding, with each share entitled to one vote. The presence, in person or by proxy, of a simple majority of the shares entitled to vote will constitute quorum for the Meeting. Abstention from voting, which may be specific on all matters except the election of directors, will be considered shares present and entitled to vote on all matters and, accordingly, will have the same effect as a vote against a matter. Broker non-votes are included in the determination of the number of shares present and voting; however, they are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Accordingly, broker non-votes are not counted as votes for or against a particular proposal.

PRINCIPAL HOLDERS OF CAPITAL STOCK

The following sets forth information known to the Corporation as to the persons or entities, which as of the Record Date, by themselves or as a group, as the term is defined by Rule 13d-3 of Regulation 13D under the Securities Exchange Act of 1934, as amended, are the beneficial owners of 5% or more of the issued and outstanding Common Stock of the Corporation in circulation. All information concerning persons who may be beneficial owners of 5% or more of the Common Stock is derived from Schedule 13(D) or 13(G) statements filed and notified to the Corporation.

Beneficial Owners of 5% or More:

Name	Number of Shares		Percentage
Banco Santander Central Hispano, S.A. (“SCH”)
Ciudad Grupo Santander
Boadilla del Monte
Madrid, Spain 28660	42,252,418	(1)	90.59%

(1)	Includes shares of common stock owned by its subsidiaries

Beneficial Ownership by Officers, Directors or Nominees:

The following table sets forth information with regard to the total number of shares of Common Stock beneficially owned by each current member of the Board of Directors, each nominee to the Board of Directors, each current executive officer, and by all current directors and executive officers as a group as of the Record Date. Information regarding the beneficial ownership by executive officers and directors is derived from information submitted by such executive officers and directors.

	Amount of Beneficial Ownership (1)		Percentage of Outstanding Voting Securities(2)
Gonzalo de las Heras	—		—
Victor Arbulu	—		—
Stephen A. Ferriss	—		—
Roberto H. Valentín	3,769		*
Jesús M. Zabalza	—		—
José R. González	14,531	(3)	*
Carlos M. García	25,000	(4)	*
María Calero	10,604		*
Fernando Cloppet	—		—
Roberto Córdova	—		—
José Alvarez	—		—
Juan Dávila(5)	—		—
Tomás E. Torres(6)	—		—
Eric Delgado(7)	—
Bartolomé Vélez	—		—
James Rodríguez	5,166		*
Ingrid Schmidt	—		—
Jorge M. García(8)	—		—
Juan Carlos Batlle	—		—
José Santoni	852	(9)	*
Ivonna Pacheco	66		*
Laura Vázquez	66		*
Miguel Cabeza	—		—
Rafael S. Bonilla	—		—
Total Shares owned by Directors, Nominees and Executive Officers, as a group	60,054		*

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)	Based on the number of shares of Common Stock as of the Record Date.

(3)	Mr. González’ shares are held in a margin securities account with Santander Securities Corporation.

(4)	4,000 shares of the 25,000 shares reported are indirectly owned by Mr. García through Palo Negro Development, Inc., a Puerto Rico Corporation wholly owned by Mr. García. All of Mr. García’s beneficially owned shares are held in a margin securities account with Santander Securities Corporation.

(5)	Mr. Dávila resigned from his position as Executive Vice President and Risk Management Director on December 4, 2006. Mr. Dávila is currently employed by an affiliate of the Corporation.

(6)	Mr. Torres was named Executive Vice President in September 2006 and Risk Management Director in December 2006.

(7)	Mr. Delgado serves as First Senior Vice President and Middle Market Director since October 2006.

(8)	Mr. García resigned from his position as President of Santander Insurance Agency, Inc. in May 2006.

(9)	550 of Mr. Santoni’s shares of Common Stock are held in a margin securities account with TD Ameritrade.

*	Less than one percent (1%)

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the directors and executive officers of the Corporation file with the Securities Exchange Commission, or the “SEC,” reports of ownership and changes in ownership of Common Stock and to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation with respect to its 2006 fiscal year, the Corporation has no knowledge that any person subject to Section 16(a) has failed to file the required forms on a timely basis.

BOARD OF DIRECTORS

The Corporation’s By-laws give the Board of Directors the power to set, by resolution of an absolute majority of the Board, the number of directors at no less than five nor more than eleven and always an odd number. The Board has fixed the number of directors at nine. The Corporation currently has eight directors and a vacancy, since Mr. Vicente Gregorio’s resignation as Director on August 22, 2005. The Directors of the Corporation are also the members of the Board of Directors of Banco Santander Puerto Rico (the “Bank”), except for Mr. Stephen A. Ferriss and Mr. Víctor Arbulu.

Article Fifth of the Corporation’s Articles of Incorporation and Section 2 of Article II of the Corporation’s By-Laws establish a three-class structure for the election of members of the Board of Directors. It provides that the Board of Directors shall be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified. The last election of directors was held on June 15, 2006.

Regular meetings of the Board of Directors are held at least quarterly. Special Board meetings are held when called by or at the request of the Chairman of the Board of Directors, the President of the Corporation or one-third of the directors.

Under the New York Stock Exchange’s (“NYSE”) listing standards, a “controlled company” is a company of which more than 50% of the voting power is held by an individual, a group or another company. The Board of Directors has determined that the Corporation is a “controlled company” within the meaning of the NYSE’s listing standards. The basis for such determination is SCH’s ownership of approximately 90.59% of the Corporation’s voting shares. As a “controlled company,” the Corporation is exempt from certain listing standards of the NYSE. Specifically, the Corporation is not required to have: (a) a board of directors comprised of a majority of independent directors; (b) a compensation and nomination committee comprised of independent directors; or (c) director nominees selected or recommended for selection by the Board of Directors by a majority of the independent directors or by a nominating committee comprised of independent directors. The Corporation, however, is not exempt from the requirements of having an audit committee comprised of at least three independent directors and holding regularly scheduled meetings in which only the independent directors are present. The Board of Directors has made the determination that the members of the Audit Committee satisfy such independence requirements. (For more information, please see “Audit Committee” below.)

PROPOSAL ONE: ELECTION OF CLASS A DIRECTORS FOR A THREE-YEAR TERM

At the Meeting, three nominees who are currently directors assigned to “Class A” will be elected to serve until the 2010 annual meeting of stockholders or until their respective successors are elected and qualified. The remaining directors will continue to serve as directors, as follows: until the 2008 annual meeting of stockholders, in the case of the directors assigned to “Class B;” and until the 2009 annual meeting of stockholders, in the case of the directors assigned to “Class C,” or in each case, until their successors are elected and qualified.

The persons named as proxies in the accompanying proxy form have advised the Corporation that, unless otherwise instructed, they intend to vote at the meeting the shares covered by the proxies FOR the election of the three nominees named below, and that if any one or more of such nominees should become unavailable for election they intend to vote such shares FOR the election of such substitute nominees as the Board of Directors may propose. The Corporation has no knowledge that any nominee will become unavailable for election.

The vote of the holders of the majority of the total votes eligible to be cast at the Meeting is required for the approval of this Proposal.

Information relating to principal occupation, business experience and directorships during at least the last five years (including positions held with the Corporation, age and the period during which each director has served) is set forth below.

NOMINEES FOR ELECTION

Class A Directors — Terms Expiring in 2010

Víctor Arbulu (65 years). Since 2002, he has served on the Board of Directors of the Corporation. Mr. Arbulu also serves as a member of the Board of Directors of Banco Santander Chile, S.A. and member of the Board of Directors of Banco Santander Colombia, S.A. Mr. Arbulu worked for J.P. Morgan for nearly 25 years in various positions in Europe, North America and South America. Mr. Arbulu was Managing Director, member of the European management committee and Chief Executive Officer of J.P. Morgan for Spain and Portugal, from 1988 until 1998. Prior to joining J.P. Morgan, Mr. Arbulu worked as an officer of the Interamerican Development Bank in Washington, D.C., and also as a financial consultant and in management positions of industrial companies in Spain and Latin America. Mr. Arbulu holds a degree in Mechanical and Electrical Engineering from Universidad Nacional de Ingeniería in Lima, Peru and a Master’s in Business Administration from Escuela para Graduados (ESAN) in Lima, Peru.

María Calero (54 years). Since 2001, she has served on the Board of Directors of the Corporation. Ms. Calero was named Executive Vice President and Chief Accounting Officer of the Corporation in January 2001. Ms. Calero was appointed Director of the Board of Directors of the Bank in May 2000. From April 1996 to December 2000, Ms. Calero held the position of First Senior Vice President of the Compliance and Legal Department at the Bank. From April 1995 until April 1996, Ms. Calero held the title of Senior Vice President of the Compliance Department, and from November 1998 to April 2003, Ms. Calero was in charge of the Corporation’s Investor Relations. Prior to her employment at the Bank in April 1995, she held the position of Senior Vice President, Administration/Finance at Santander National Bank from November 1992 to March 1995, having served previously, from September 1985 to October 1992, as a private consultant to those institutions on accounting and regulatory matters. Ms. Calero also worked for Deloitte, Haskins & Sells in the San Juan office from August 1975 to August 1985; as Audit Manager, Savings & Loans Industry, from June 1980 to August 1985. Ms. Calero is a member of the American Institute of Certified Public Accountants, the Puerto Rico Society of Certified Public Accountants, and the Florida Institute of Certified Public Accountants.

Stephen A. Ferriss (61 years). Mr. Ferriss is a private investor. Since 2003, he has served on the Board of Directors of the Corporation. Since March 2006, Mr. Ferriss is also a member of the Board of Management Consulting Group, PLC. Mr. Ferriss served as President and Chief Executive Officer of Santander Central Hispano Investment Securities, Inc. in New York from 1999 to 2002. Prior to that appointment, from 1987 to 1999, Mr. Ferriss served in various positions at Bankers Trust, which include Managing Director and Partner within Bankers Trust’s Global Investment Bank in London, England and New York. He also served as Managing Director for Bankers Trust Emerging Markets (Eastern Europe, Middle East, and Africa) in London. Prior to joining Bankers Trust, Mr. Ferriss served for 17 years at Bank of America in various positions, which include tenure as Senior Vice President managing the Spain and Portugal operations for the bank in Madrid, Spain. Mr. Ferriss has a Bachelor’s Degree from Columbia College and a Master’s in International Affairs from Columbia University.

MEMBERS OF THE BOARD OF DIRECTORS

Class B Directors — Terms Expiring in 2008

José R. González (52 years). Since October 2002, he has served as President and Chief Executive Officer of the Corporation and Vice Chairman of the Board of Directors of the Corporation. Mr. González serves as Chairman of the Board of Directors of several of the Corporation’s subsidiaries including the Bank, Santander Securities Corporation, Santander Mortgage Corporation and Santander Insurance Agency, Inc. Prior to his appointment as President and Chief Executive Officer of the Corporation, Mr. González served as Senior Executive Vice President and Chief Financial Officer of the Corporation from July 2001 and as Director of the Corporation since 2000. From 1996 to July 2001, Mr. González served as President and Chief Executive Officer of Santander Securities Corporation, a securities broker-dealer. From 1995 to 1996, Mr. González was Vice President and Chief Financial Officer of MOVA Pharmaceutical Corporation, a privately held pharmaceutical manufacturing company based in Caguas, Puerto Rico. Prior to this, Mr. González was at Credit Suisse First Boston, a securities broker-dealer, from 1983 to 1986 as Vice President of Investment Banking, and from 1989 to 1995 as President of the Puerto Rico operations of the firm. From 1986 to 1989, Mr. González was President and Chief Executive Officer of the Government Development Bank for Puerto Rico. Mr. González is a member of the Board of Trustees of the University of Puerto Rico, a member of the Board of Directors of Chevron Phillips Chemical Puerto Rico Core Corp., and was elected as a member of the Board of Directors and the Compensation Committee of the Federal Home Loan Bank of New York in January 2004. Mr. González received a Bachelor’s Degree in Economics from Yale University in 1976, and Master’s in Business Administration and Juris Doctor degrees from Harvard University in 1980.

Carlos M. García (35 years). Since 2003, he has served on the Board of Directors of the Corporation. Mr. García was appointed Senior Executive Vice President and Chief Operating Officer of the Corporation and the Bank in January 2004. Mr. García serves as Director of several of the Corporation’s subsidiaries including the Bank, Santander Securities Corporation, Santander Asset Management Corporation, Santander Mortgage Corporation and Santander Insurance Agency, Inc. Mr. García also serves as Director of Make-a-Wish Foundation of Puerto Rico and as substitute member of the Puerto Rico Bankers Association. Mr. García served as President and Chief Executive Officer of Santander Securities Corporation from August 2001 to January 2006. Mr. García joined Santander Securities Corporation in 1997 as Director of its Investment Banking Department, and the Bank in October 2003 as Executive Vice President of Wholesale Banking. Prior to joining Santander, Mr. García was Vice President of Investment Banking at Popular Securities, Inc. and from 1993 to 1995 Mr. García worked for Credit Suisse First Boston Corporation. Mr. García is a substitute designated member of the Puerto Rico Banker’s Association. Mr. García holds a dual degree in Business from the Wharton School and in Comparative Literature from the College of Arts and Sciences of the University of Pennsylvania.

Roberto H. Valentín (66 years). Since 2000, he has served on the Board of Directors of the Corporation and since 1992 he has served on the Board of Directors of the Bank Mr. Valentín is a private investor and has served as Chairman and President of the following firms: Puerto Rico Box Corporation, Eric’s Products, Inc., VIE Development Corp., Dianissa Development Corp., RHV Investment Co., Desarrolladora Roosevelt, Inc., Costa Córcega, S.E., and NICO Development Corporation. He has served as a member of the Board of Directors of Río Mar Development and Country Club, Rotary International, Inc., and Rotary Foundation Inc., and as a member of the Board of Trustees of Universidad del Sagrado Corazón. Mr. Valentín currently serves as a member of the Board of Directors of the Puerto Rico Industrial Development Company.

Class C Directors — Terms Expiring in 2009

Gonzalo de las Heras (66 years). Since 2002, he has served as Chairman of the Boards of Directors of the Corporation and the Bank. Prior to his appointment as Chairman of the Board, Mr. de las Heras held a position as Director of the Bank since June 1998 and Director of the Corporation since May 2000. Mr. de las Heras joined Banco Santander in 1990. He currently serves as General Director of SCH. He also serves as Executive Vice President of SCH, supervising its North American business. He is Chairman of Banco Santander Central Hispano International, Santander Trust & Bank (Bahamas) Limited, and Banco Santander (Suisse). Prior to that, Mr. de las Heras held various positions at J.P. Morgan, lastly as Senior Vice President and Managing Director. He served as a Director of First Fidelity Bancorporation until its merger with First Union. Mr. de las Heras has a law degree from the University of Madrid and as a Del Amo Scholar pursued postgraduate studies in Business Administration and Economics at the University of Southern California. From 1993 to 1997, Mr. de las Heras served on the New York State Banking Board. He is Chairman of the Foreign Policy Association, a Trustee and past Chairman of the Institute of International Bankers, and a Director of both The Spanish Institute and the Spain-US Chamber of Commerce.

Jesús M. Zabalza (48 years). Since 2002, he has served on the Board of Directors of the Corporation. Mr. Zabalza currently serves as Managing Director of SCH, responsible for Latin America since July 2002. Prior to joining SCH, Mr. Zabalza held various positions at La Caixa (“Caja de Ahorros y Pensiones de Barcelona”) where he directed from 1996 to 2002 the retail-banking sector for Madrid and related areas. Prior to joining La Caixa, Mr. Zabalza worked at Caja Postal as Managing Director and also served as Managing Director of Banco

Hipotecario y Caja Postal from 1992 to 1996. From 1982 to 1992, Mr. Zabalza held several positions at Banco de Vizcaya, including Director of Commercial Banking, Director of Central Services and Director of Area. Mr. Zabalza holds an Industrial Engineer degree.

There are no arrangements or understandings between the Corporation and any person pursuant to which such person has been elected a director, and no director is related to any other director or executive officer of the Corporation by blood, marriage or adoption (excluding those that are more remote than first cousin).

There are no cumulative voting rights for the election of directors.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

While the Corporation strongly encourages its directors to attend all Stockholders Annual or Special Meetings it has not adopted a formal policy that all directors must attend the Annual Stockholders Meeting. All members of the Board of Directors attended the annual meeting of Stockholders held on June 15, 2006, except for Stephen Ferriss, Jesús Zabalza, Víctor Arbulu, and Roberto Valentín, who were duly excused prior to the meeting.

Since the Corporation qualifies as a “controlled company,” as described above, the Corporation is not required to have and does not have a Board of Directors consisting of a majority of independent directors. The Board of Directors of the Corporation and of the Bank held 8 and 13 meetings, respectively, during the fiscal year ended on December 31, 2006. The Corporation and the Bank have various standing committees as described below, in addition to other management committees. All the directors attended more than 75% of the meetings of the Board of Directors of the Corporation held during the year 2006, except for Jesús Zabalza who was duly excused from two extraordinary meetings and one regular meeting.

The Corporation’s Board of Directors has five standing committees, the Audit Committee, the Compensation and Nomination Committee (the “Compensation Committee”), the Special Offered Securities Finance Committee, the Investment Committee and the Assets and Liabilities Management Committee (“ALCO”). The Bank’s Board of Directors has two standing committees: the Credit Committee and the Trust Committee. Information regarding the Audit Committee, Compensation Committee, Special Offered Securities Finance Committee, Investment Committee, ALCO, Credit Committee and Trust Committee follows:

Audit Committee

The Audit Committee is a committee of the Board of Directors of the Corporation which also serves as the audit committee for the Corporation’s subsidiaries. The Audit Committee represents and assists the Board of Directors in discharging its responsibility regarding the Corporation’s and its subsidiaries’: (i) accounting principles and financial reporting policies and practices, (ii) systems of internal controls over financial reporting, (iii) integrity of the financial statements and the independent audit thereof, and (iv) compliance with applicable legal and regulatory requirements. The Audit Committee also evaluates the qualification, independence and performance of the Corporation’s and its subsidiaries’ independent registered public accountants, and shall be responsible for the appointment, compensation and oversight of the work of the independent registered public accountants. The Audit Committee meets with the independent registered public accounting firm, D&T, to approve the scope of the audit, review their report on the examination of the Corporation’s consolidated financial statements and the Corporation’s and its subsidiaries’ internal controls, and other reports. Also, the Audit Committee oversees the internal audit function, including approval of the internal audit plan and reports prepared by the Internal Audit Department on their examinations of the operating and business units and other special examinations.

The members of the Audit Committee are Mr. Víctor Arbulu, Mr. Stephen A. Ferriss and Mr. Roberto H. Valentín. Mr. Miguel Cabeza, Senior Vice President and Internal Audit Director of the Corporation, presented the internal audit reports to the Audit Committee during fiscal year 2006. The Board of Directors has determined that Mr. Arbulu and Mr. Ferriss are “audit committee financial experts” as defined by Item 401(h) of Regulation S-K under the Securities and Exchange Act of 1934, as amended, and are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A under the Securities and Exchange Act of 1934, as amended. For a brief listing of the relevant experience of the members of the Audit Committee, please see “Board of Directors” above.

The Board of Directors has made the determination that all the members of the Audit Committee satisfy the independence requirements under SEC rules and the listing standards of the NYSE. In determining independence, the Board of Directors has affirmatively determined whether directors have a “material relationship” with the

Corporation. When assessing the materiality of a director’s relationship with the Corporation, the Board of Directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from that of the persons or organizations with which the director has an affiliation, and the frequency and regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Corporation as those prevailing at the time from unrelated third parties for comparable transactions. Material relationships may include (a) being an employee of, or having an immediate family member who is a present or former executive officer of, the Corporation; (b) personally receiving, or having a family member who receives, more than $100,000 per year in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service; (c) being employed, or having an immediate family member employed, as an executive officer of another company where any current executive officer of the Corporation serves in that company’s compensation committee; (d) being employed by or affiliated with, or having as immediate family member employed by or affiliated with, a present or former internal or external auditor of the Corporation within the last three years; or (e) being a director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to or receives payments from the Corporation for property or services in an amount which exceeds the greater of $1,000,000, or 2% of the Corporation’s or the other company’s gross revenues.

The Audit Committee met 16 times during fiscal year 2006. None of the members of the Audit Committee are officers or employees of the Corporation or the Bank.

Executive Sessions of Independent Directors

Executive sessions of the independent members of the Board of Directors are held concurrently with each regularly scheduled meeting of the Audit Committee. Mr. Víctor Arbulu, Chairman of the Audit Committee, presides over executive sessions of the independent directors.

Compensation and Nomination Committee

The Compensation Committee has been established to carry out the Board of Directors’ overall responsibility relating to executive compensation and to support and advise the Board on the composition of the Board and executive management of the Corporation. The Compensation Committee has drafted and approved a charter, available for review in the Corporation’s website at www.santandernet.com.

The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the compensation of the Corporation’s President and Chief Executive Officer, evaluates his performance in light of those goals and objectives, and sets his compensation level based on this evaluation. The Compensation Committee also reviews and approves the executive officers’ compensation, including salary and performance bonus compensation levels; deferred compensation; executive perquisites; severance arrangements; change-in-control benefits and other forms of executive officer compensation.

Among the duties of the Compensation Committee in connection with its nominating functions are to recommend to the Board of Directors the candidates that can fill vacancies in the Board of Directors, establish and periodically review the qualifications of the candidates to be nominated or appointed to the Board of Directors, and recommend to the Board of Directors candidates to occupy the position of executive officers of the Corporation. The nomination process followed by the Compensation Committee in connection with its nominating power takes into consideration the following criteria:

Potential candidates recommended by stockholders will receive the same consideration as potential candidates recommended otherwise. The information of the potential candidates recommended by a stockholder must be sent to the attention of the Secretary of the Board of Directors of the Corporation.

The Compensation Committee’s duties are to ensure that the Board of Directors has the plans, procedures, and resources needed to identify, recruit, and retain directors. The Compensation Committee will identify the individuals who, in their judgment, are best qualified to serve in the Board of Directors and will present their recommendations to the Board of Directors for nominations at the Annual Stockholder’s Meeting. The Compensation Committee will also make recommendations to fill any vacancies in the Board that might arise from time to time.

The Compensation Committee develops qualifying criteria for the directors of the Board and is responsible for seeking, interviewing, and selecting those that, in their judgment, are best qualified, and make the appropriate recommendations to the Board. Throughout this process, the Compensation Committee may verify that the selected individuals demonstrate the following specific qualities or skills: (a) experience or relevant knowledge, (b) time availability and commitment, (c) good reputation, (d) analytical thinking, (e) ability to work as a team, (f) kinship with other members of the Board and management, and (g) independent judgment. In addition, the Compensation Committee may include other requirements which it may deem necessary to strengthen the Corporation.

The Compensation Committee has the authority to hire and terminate the services of any professional third party search firm to identify potential candidates for the position of director and executive officer.

The Compensation Committee is composed of Messrs. de las Heras, Zabalza and Arbulu. The Board of Directors has made the determination that Mr. Arbulu satisfies the applicable independence requirements as currently defined under the listing standards of the NYSE. Messrs. de las Heras and Zabalza are employees of SCH, which owns approximately 90.59% of the outstanding shares of Common Stock. The Compensation Committee met once during fiscal year 2006.

Compensation Committee Interlock and Insider Participation

Neither of Messrs. de las Heras, Zabalza and Arbulu is or has been an employee of the Corporation or its subsidiaries. None of the executive officers of the Corporation served as a director, executive officer or compensation committee member of any other entity which had an executive officer who served as a compensation committee member or director of the Corporation at any time during fiscal year 2006.

Special Offered Securities Finance Committee

The Special Offered Securities Finance Committee was created by resolution of the Board of Directors approved on February 23, 2006, to carry out the Board of Directors’ overall responsibility relating to the authorization, issuance and sale of certain common securities, preferred securities, and unsecured junior subordinated debt of the Corporation. The members of the Special Offered Securities Finance Committee are Mr. José R. González, President; Mr. Carlos M. García, Chief Operating Officer; and Ms. María Calero, Chief Accounting Officer. The Special Offered Securities Finance Committee met once during fiscal year 2006.

Investment Committee

The Investment Committee is responsible for designing, establishing and supervising appropriate systems and internal controls to assure that the investment activities and portfolio are consistent with the Corporations’ strategies, ensuring that the investment strategies are consistent with the Corporation’s objectives, supervising compliance with the investment policies and procedures, evaluating and pre-approving all purchases and sales of financial assets with no readily available market value, and reviewing and ratifying hedging transactions. The members of the Investment Committee are Mr. José R. González, President; Mr. Carlos M. García, Chief Operating Officer; Ms. María Calero, Chief Accounting Officer; Mr. Tomás Torres, Risk Management Director; Mr. James Rodríguez, President of Santander Securities Corporation; Mr. Manuel Lasso, Market Risk Director; Mr. Rafael Bonilla, General Counsel; Mr. Juan P. Pérez, Treasurer; Mr. David Lugo, Back Office Director; Ms. Laura Vázquez, Controller; Mr. Juan Díaz, Investor Relations and Sarbanes Oxley Director; Mr. Jorge Vega, Management Information Reporting Director; and Mr. Víctor Feliciano, Capital Market Director. The Investment Committee met three times during fiscal year 2006.

ALCO

The ALCO is responsible for the administration of policies of the asset and liabilities management, including establishing methods to measure interest rate risks and monitoring liquidity. The members of the ALCO are the Mr. José R. González, President; Mr. Carlos M. García, Chief Operating Officer; Ms. María Calero, Chief Accounting Officer; Mr. Roberto Córdova, Corporate and Middle Market Director; Mr. Fernando Cloppet, Commercial Banking Director; Mr. Tomás Torres, Risk Management Director; Ms. Ingrid Schmidt, President of Santander Mortgage Corporation; Mr. Manuel Lasso, Market Risk Director; Mr. Juan P. Pérez, Treasurer; Mr. Lucio Arreola, Consumer Banking and Credit Cards Director; Mr. Alberto Aveleyra, Marketing Director; Mr. Jorge Vega, Management Information Reporting Director; Mr. Víctor Feliciano, Capital Market Director; and Mr. Fernando Bruno, Head Trader. The ALCO met 13 times during fiscal year 2006.

COMMITTEES OF THE BOARD OF DIRECTORS OF THE BANK

Credit Committee

The Board of Directors of the Bank, through the implementation of the Bank’s Loan Policy, has established various management credit committees to monitor and review the Bank’s lending function. These committees review, evaluate, approve, or reject loan applications in accordance with the lending authority specified hereinafter: (a) Small Loan Credit Committee authorizes and appoints certain individuals who approve loans up to $250,000; (b) Regional and Departmental Credit Committees approve loans up to $5,000,000; (c) Delegation of Management Credit Administration Committee approves secured loans up to $8,000,000; (d) Management Credit Committee approves secured loans up to $30,000,000; (e) the Board of Directors’ Credit Committee must approve secured loans in excess of $30,000,000.

Lending authority includes any and all extensions of credit for the total outstanding debt to the Bank from the borrower, co-signers, and related interests. The credit facilities approval process excludes residential loan mortgage balances and consumer loans. Loan approval requires unanimous consent and each committee meets at least once a week. All applications for loans to principal stockholders, directors, officers, and their related interests, must be submitted for review and approval to the Board of Directors and, if approved, must be made on the same terms and conditions as for any other Bank customer.

Trust Committee

The Trust Committee reviews and approves the activities of the Bank’s Trust Department. The Trust Committee also reviews internal controls and audit reports of trust operations. The members of the Trust Committee are Messrs. Roberto H. Valentín, Carlos M. García and Juan Carlos Batlle. The Trust Officer also attends meetings of the Trust Committee. The Trust Committee did not meet during the year ended December 31, 2006. However, all trust related matters were discussed and approved in the meetings of the Board of Directors of the Corporation.

COMPENSATION OF DIRECTORS

The Corporation only compensates those Directors who are not officers of the Corporation or SCH. Directors receive a fee of $1,000 for each meeting of the Board of Directors of the Corporation and the Bank attended. When these meetings are held on the same date, the Directors receive a maximum compensation of $1,000. The members of the Credit Committee and the Trust Committee receive $500 for each Credit Committee and Trust Committee meeting attended. The Audit Committee members receive $1,500 for each Audit Committee meeting attended. In addition, Directors receive a monthly allowance of $1,000. In the event any Board of Directors or committee meetings, other than the Audit Committee, are held on the same date, Directors receive a maximum compensation of $1,000 for said date. In the event any Trust and/or Credit Committee meetings are held on the same date as the Audit Committee meeting, the members of those Committees receive a maximum compensation of $1,500.

In addition, Directors may receive health insurance coverage benefits. During the fiscal year ended December 31, 2006, Mr. Víctor Arbulu and Mr. Stephen Ferriss were the only Directors who received health insurance coverage benefits.

The following table sets forth the compensation received by the directors during fiscal year 2006:

Directors’ Compensation Table
Name	Fees Earned or Paid in Cash During 2006 (1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(2)	Total

Gonzalo de las Heras Chairman of the Board of Directors	$0	$0	$0	$0	$0	$0	$0	$0

Víctor Arbulu Director	$37,000	$0	$0	$0	$0	$0	$5,208	$42,208

Stephen Ferriss Director	$34,000	$0	$0	$0	$0	$0	$5,208	$39,208

Roberto Valentín Director	$45,500	$0	$0	$0	$0	$0	$0	$45,500

Jesús Zabalza Director	$0	$0	$0	$0	$0	$0	$0	$0

José R. González Director	$0	$0	$0	$0	$0	$0	$0	$0

Carlos M. García Director	$0	$0	$0	$0	$0	$0	$0	$0

María Calero Director	$0	$0	$0	$0	$0	$0	$0	$0

(1)	Amount includes retainer fees and fees for attendance to Board of Directors meetings and committees meetings.

(2)	Amount corresponds to health insurance premiums paid during the fiscal year 2006.

Indemnification of Directors

At the annual meeting of Stockholders of the Corporation held on May 1, 2000, the Board of Directors of the Corporation expressly authorized the Corporation to enter into indemnification agreements with Directors of the Corporation in order to indemnify them in their capacity as Directors of the Corporation in accordance with Article 4.08 of the General Corporations Law of Puerto Rico. To the extent permitted by federal laws, the Corporation: (i) is authorized to indemnify each director of the Corporation for amounts paid in expenses, judgments, fines and settlements in connection with any action arising from his position as Director of the Corporation, if such Director acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; (ii) may indemnify each Director of the Corporation for the expenses incurred in defending against liability arising from action taken in connection with his position, if such actions were taken in good faith and in a manner reasonably believed to be in, or not opposed to, the Corporation’s best interest, and (iii) may advance to any Director the costs associated with any such action upon receipt of an undertaking by or on behalf of the Director to repay such amount if it is ultimately determined that such Director is not entitled to indemnification from the Corporation.

EXECUTIVE OFFICERS

The Corporation’s executive officers are appointed by the Board of Directors and hold office at its discretion. Listed below are the Corporation’s executive officers, their respective positions and certain biographical information, with the exception of Mr. José R. González, Mr. Carlos García and Ms. María Calero, who are executive officers and directors of the Corporation and were already mentioned under the “Nominees for Directors” and “Members of the Board of Directors” sections of this Proxy Statement.

José Alvarez (50 years). Mr. Alvarez was named Executive Vice President in August 2006. Mr. Alvarez joined the Corporation as First Senior Vice President and Director of Operations and Information Technology in 2004. Since 1979, Mr. Alvarez has held various responsibilities within Grupo Santander such as Director of Operations for the America’s Division in Madrid, Spain, Project Coordinator for the implementation of the Euro, and International Coordinator of Management Information Technology for Latin-American branches. In the past, he also held positions as Systems Director of Banco Santander in New York, and International Branches Coordinator

for the implementation of the information and software systems for the New York, Hong Kong, and Frankfurt branches of Banco Santander. Prior to this, in Frankfurt, Germany, he held various responsibilities as Operations Manager, Systems Analyst, and Systems Director for the Bank of America Visa International Division. Mr. Alvarez has a Bachelor’s Degree in Business Administration with a concentration in Information Systems and is a graduate of the Werner von Siemens and the Frankfurt Chamber of Commerce.

Juan Carlos Batlle (33 years). Mr. Batlle was named President and Chief Executive Officer of Santander Asset Management Corporation and First Senior Vice President of the Bank in April 2005. He also serves as Director of Santander Securities Corporation since 2001 and of Santander Asset Management since 2005. Mr. Batlle served as Senior Vice President and Director of Investment Banking of Santander Securities Corporation in 2005 and Vice President and Director of Investment Banking of Santander Securities from 2001 to 2004. From 1997 to 2001, Mr. Battle held various positions in the Investment Banking Department of Santander Securities Corporation. Prior to joining Santander, Mr. Batlle worked for another major investment bank in Puerto Rico from 1996 to 1997. Mr. Batlle holds a Bachelor’s Degree in Arts with a major in Economics from the University of Michigan at Ann Arbor.

Rafael S. Bonilla (35 years). Mr. Bonilla has served as Senior Vice President, Director of Legal and Corporate Compliance and General Counsel since September 2005. Mr. Bonilla arrived at the Corporation in 2001 as Assistant General Counsel in the Legal and Compliance Division. In August 2003, Mr. Bonilla became Vice President, Legal Counsel and Director of the Litigation and Legal Collection Department in the Collection Division of the Corporation. In January 2005, Mr. Bonilla became Director of Administration in Commercial Banking. Mr. Bonilla also serves as Director of several of the Corporation’s subsidiaries and affiliates, including Santander Mortgage Corporation, Santander Insurance Agency, Inc., and BST International Bank, Inc. Mr. Bonilla serves as Secretary of the Corporation, the Bank, Santander Mortgage Corporation, Santander Securities Corporation, Santander Insurance Agency, Inc., Santander International Bank, Santander Financial Services, Inc., Island Insurance Corporation and BST International Bank, Inc. Prior to joining the Corporation in January 2001, Mr. Bonilla worked as an attorney in the litigation division of Fiddler, González & Rodríguez, LLP. Mr. Bonilla holds a Bachelor’s Degree in Business Administration from the University of Florida and a Juris Doctor from the University of Puerto Rico, School of Law.

Miguel Cabeza (38 years). In April 2006, Mr. Cabeza was appointed Senior Vice President and Internal Audit Director of the Corporation. Before that date, Mr. Cabeza served as Internal Audit Director of Santander Group in Switzerland from April 2002 to November 2005. He also served as Internal Audit Team Manager of the Internal Audit Department of Bank Santander Spain. Mr. Cabeza joined Grupo Santander in June 1997 as Analyst of the Group Financial Department (General Intervention). Prior to joining Santander, Mr. Cabeza worked as Financial Manager in several small companies. Mr. Cabeza holds a Bachelor’s Degree in Economics from Valladolid University, Spain and a Master’s Degree in Banking and Financial Markets from the University of Cantabria, Spain.

Fernando Cloppet (42 years). In January 2006, Mr. Cloppet joined the Corporation as Executive Vice President of Commercial Banking. Previously, since August 1987, Mr. Cloppet served as Director of the Branch Network- Commercial Banking and Substitute Board Director for Banco Rio de la Plata, S.A. in Buenos Aires, Argentina. He was in charge of a staff of 2,700 in 205 branches, including 10 Regional Managers, 1 Commercial Accounts Manager, 1 Commercial Accounts Sales Manager and 205 Branch Managers. Mr. Cloppet was an undergraduate in Champagnat in San Miguel, Argentina and has post graduate studies in the Directive Development Program of the IAE and the Leading Learning Communities Program; both programs affiliated to the Massachusetts Institute of Technology (MIT). Within Banco Rio de la Plata, Mr. Cloppet held various management positions, including the coordination of contract promoters, telemarketing, and commercial promoters. He was responsible for the launching of many major projects and both commercial and personal accounts and products.

Roberto Córdova (47 years). Mr. Córdova was named Executive Vice President and Director of Corporate and Middle Market in February 2003 and was appointed Director of Wholesale Banking in January 2004. Prior to joining the Corporation, Mr. Córdova served as Senior Vice President responsible for Corporate and Commercial Banking at Scotiabank Puerto Rico where he worked for 18 years in various positions. Mr. Córdova also served as Vice President for Shields Title Company in the general management of the title insurance company. Mr. Córdova holds Bachelor’s and Master’s Degrees in Finance from Saint Louis University and a Juris Doctor from the School of Law at Interamerican University of Puerto Rico where he graduated Magna Cum Laude.

Eric Delgado (44 years). Mr. Delgado was appointed First Senior Vice President and Middle Market Director in October 2006. Prior to joining the Company, Mr. Delgado worked for Doral Bank. Mr. Delgado holds a Bachelor’s Degree in Business Administration with a major in Finance for the Inter American University of Puerto Rico.

Ivonna Pacheco (41 years). Ms. Pacheco has served as First Senior Vice President of the Corporation in charge of the Human Resources Department since March 2001. Ms. Pacheco began working at the Bank in 1990 as Manager of the Total Quality Program, becoming Assistant Vice President of the Telephone Banking Department in 1995. In November 2000, Ms. Pacheco was appointed Director of Human Resources. Prior to her employment at the Bank, Ms. Pacheco served as Organizational Development Consultant for Banco Popular de Puerto Rico. She is a licensed psychologist with a Ph.D. in Industrial Organizational Psychology.

James A. Rodríguez (50 years). Mr. Rodríguez joined Santander Securities Corporation in April 2005, as Managing Director and Branch Manager and on January 1, 2006, he was promoted to President and Chief Executive Officer. Prior to joining Santander Securities Corporation, Mr. Rodríguez worked for ten years as Managing Director in charge of Institutional Sales for Popular Securities. He started his Wall Street career in 1983 as a trainee at The First Boston Corporation where he went on to become a Director. After his graduation from Princeton University with a Bachelor’s Degree in Economics, Mr. Rodríguez worked for the General Electric Corporation in Philadelphia, Pennsylvania. He then went on to obtain a Master’s in Business Administration in Finance from Indiana University as a Fellow of The Consortium for Graduate Study in Management.

José Santoni (50 years). Since July 2003, Mr. Santoni has served as First Senior Vice President and Risk Management Director of the Corporation. Mr. Santoni joined the Bank in 1985 where he held various positions including Assistant Vice President of the Credit Department, Vice President and Assistant to the President of Santander National Bank, a former affiliate, and Senior Vice President and Director of the Credit Administration Division of the Bank. From 1976 to 1983, Mr. Santoni worked for the Division of Bank Supervision of the Federal Deposit Insurance Corporation, New York Region. Mr. Santoni holds a Bachelor’s Degree in Finance from the University of Puerto Rico.

Ingrid Schmidt (36 years). Ms. Schmidt serves as President of Santander Mortgage Corporation since February 2006. Ms Schmidt also serves as Vice President of the Mortgage Loan Officer Association, a non-profit association related to the mortgage loan industry. Prior to joining Santander Mortgage Corporation, Ms. Schmidt was President of First Mortgage Corp. from April 2003 to January 2006.

Tomas E. Torres (44 years). Mr. Torres was appointed Executive Vice President of the Bank in September 2006 and Chief Risk Officer of the Bank in December 2006. He also serves as director of Santander Overseas Bank, Inc., Santander Mortgage Corporation and Crefisa, Inc. since September 2006. Prior to his employment with the Corporation, Mr. Torres served as Senior Executive Vice President of Doral Bank Puerto Rico, from 2002 to 2006. From 1994 to 2002, Mr. Torres served in the Bank, in various positions, including First Senior Vice President and Director of the Credit Administration Department of the Bank. Mr. Torres holds a Bachelor’s Degree in Business Administration from Inter American University of Puerto Rico. Mr. Torres has 22 years of experience in the banking industry.

Laura Vázquez (48 years). Ms. Vázquez has served as First Senior Vice President and Comptroller of the Bank since September 2001. Prior to that Ms. Vazquez served as Senior Vice President and Deputy Comptroller. Ms. Vázquez has been with the Bank since 1989. From 1986 to 1989 Ms. Vázquez worked for Arthur Andersen & Co. as Senior Auditor. Ms. Vázquez holds a Bachelor’s Degree in Economics from Boston University and a Master’s Degree in Professional Accounting from the University of Miami. Ms. Vázquez is a member of the American Institute of Certified Public Accountants and the Puerto Rico Society of Certified Public Accountants.

Bartolomé Vélez (54 years). Mr. Vélez joined the Corporation in July 2003 and, since March 2006, serves as President of Santander Financial Services, Inc., a wholly owned subsidiary of the Corporation. Prior to March 2006, Mr. Vélez served as Executive Vice President and Director of Retail Banking at the Bank Mr. Vélez previously served for over fifteen years in Citibank in various positions, which included Global Liaison for Consumer and Commercial Credit of Citigroup, Inc. in Baltimore, Maryland. From 1999 to 2002, Mr. Vélez worked at Citibank, N.A. in Panama City, Panama, as Senior Country Business Credit Manager and from 1998 to 1999, also at Citibank, N.A. in Monterey, Mexico, as Credit Policy Director in the Global Consumer Bank Division. From 1980 to 1987, Mr. Vélez worked at Congress Credit in San Juan, Puerto Rico, as credit director. Mr. Vélez holds a Bachelor’s Degree in Accounting from the University of Puerto Rico and completed the Continued Education Program at Wharton Business School.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Disclosure and Analysis

This Compensation Disclosure and Analysis (“CD&A”) provides information related to the Corporation’s compensation pay policies and pay levels of its named executive officers (“NEOs”) for the fiscal year ended December 31, 2006. The information provided below includes, among other things, the objectives of the Corporation’s compensation program and the elements of compensation that the Corporation provides to its NEOs.

The employees of the subsidiaries of the Corporation are deemed to be the Corporation’s employees. The Corporation’s NEOs are: Mr. José R. González, President and Chief Executive Officer (“CEO”); Mr. Carlos M. García, Senior Executive Vice President and Chief Operating Officer, (“COO”); Ms. María Calero, Executive Vice President and Chief Accounting Officer (“CAO”); the three most highly-compensated executive officers other than the CEO, the COO and the CAO, which are: Ms. Ingrid Schmidt, President of Santander Mortgage Corporation; Mr. Fernando Cloppet, Executive Vice President and Director of Commercial Banking; and Mr. James Rodríguez, President of Santander Securities Corporation; and the most highly-compensated employee of the Corporation, which was not an executive officer as of December 31, 2006, Mr. Juan Dávila, Executive Vice President and Director of Risk Management who was employed until December 4, 2006.

Mr. Cloppet and Mr. Dávila are foreign employees (the “Expatriated NEOs”) who serve or served, respectively, as executive officers of the Corporation under SCH’s expatriate program (the “Expatriated NEOs Program”). The Expatriated NEOs Program was created and is administered by SCH in response to the fast growing international financial industry. The main objective of the Expatriated NEOs Program is to develop human resources with international skills to implement new strategies and facilitate international transaction of all types. The Expatriated NEOs contribute to the Corporation with their knowledge and expertise on international affairs and new global business strategies. Once an Expatriated NEO is assigned to the Corporation, he or she becomes an employee of the Corporation for a certain period of time, pursuant to the terms of the Expatriated NEO’s employment agreement.

Overview of Compensation Program and Philosophy

The Compensation Committee is responsible for determining and recommending to the Board of Directors of the Corporation the compensation of the Corporation’s NEOs and the Expatriated NEOs. The Compensation Committee endeavors to maintain an executive compensation that is fair, reasonable, and consistent with the Corporation’s size and the compensation practices of the financial services industry. The main objective of the Compensation Committee is to develop a compensation program which creates shareholder value by (i) competing for, attracting and retaining, talented professionals in the banking and financial institutions industry; (ii) motivating employees to achieve superior results for the Corporation; and (iii) obtaining the maximum benefit from each employee. These objectives and policies guide the Compensation Committee in assessing the proper allocation between the elements of compensation discussed below.

The Compensation Committee as a whole considers, among other factors, competitive pay practices in order to develop a stronger relationship between executive compensation and the Corporation’s short-term and long-term performance. The peer group used by the Compensation Committee for comparison purposes is reviewed in light of industry developments and significant mergers/acquisitions, to ensure that it is consistent with the Corporation’s size and objectives. The peer group currently consists of financial institutions located in Puerto Rico with a strong component in retail banking.

The Corporation benchmarks its overall compensation and benefits program, against its peers, using Puerto Rico Manufacturer’s Association and Watson Wyatt & Company’s survey data. The Corporation generally targets its initial overall compensation and benefits program in the 75 th percentile of the peer group for its officers and in the 50 th percentile of the peer group for the rest of its employees. Any changes to the overall compensation and benefits program are analyzed in light of the overall objectives of the Corporation, including the effectiveness of the retention and incentive features of such program and the targeted percentile range. The peer group used for comparison purposes consist of the following financial institutions: Banco Bilbao Vizcaya Argentaria, Banco Popular de Puerto Rico, Citibank Puerto Rico (Retail Bank), Doral Financial Corporation, First Bank, R-G Financial Corporation and Scotiabank Puerto Rico.

The Corporation’s compensation and benefits program for its NEOs (the “NEOs Compensation Program”) consists of the following elements: a base salary, a performance bonus incentive plan, an optional deferred compensation plan, an optional 1165(e) plan, a Christmas bonus, car allowance, medical, life and other insurance coverage, and other incidental benefits. The compensation and benefits program applicable to the Expatriated NEOs (the “Expatriated NEOs Compensation Program” and together with the NEOs Compensation Program the “Compensation Program”) consist of the following elements: a base salary, a performance bonus incentive plan, and certain perquisites such as housing, school payments, utilities, vacations, tax gross-ups and other related expenses. The elements of compensation have been chosen because each is considered useful and necessary to meet one or more of the objectives of the compensation policies. The Compensation Program is designed to reward superior individual performance and employee longevity. The Compensation Committee has developed a compensation strategy that ties a significant portion of executive compensation to the Corporation’s success in meeting each executive’s performance goals. The overall objective of this strategy is to provide compensation levels that recognize each executive’s individual contributions, as well as overall business results.

The CEO of the Corporation submits to the Board of Directors each year a plan setting forth the annual short-term and long-term quantitative and intangible goals for the Corporation. The evaluations of the NEOs’ and Expatriated NEOs’ performances are made based in part on such goals and their individual performance to help attain such goals. The Compensation Committee takes into account the recommendations of Mr. González in their evaluation of each NEO’s compensation (other than Mr. González’ compensation).

The following Summary Compensation Table provides information regarding reportable compensation for each of the Corporation’s NEOs.

Summary Compensation Table
Name and Principal Position	Year	Base Salary		Bonus (1)		Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation(2)	Change in Pension Plan Value & Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation		Total Compensation

José R. González President and CEO	2006	$650,000	(4)	$2,500		$0	$0	$600,000	$20,734	$31,752	(5)	$1,304,986

Carlos M. García Senior Executive Vice President and COO	2006	$525,000	(6)	$2,500		$0	$0	$450,000	$0	$18,348	(7)	$995,848

María Calero Executive Vice President and CAO	2006	$140,164	(8)	$2,500		$0	$0	$90,000	$46,054	$3,086	(9)	$281,804

Ingrid M. Schmidt President of Santander Mortgage Corporation	2006	$228,846	(10)	$322,500	(11)	$0	$0	$200,000	$0	$18,784	(12)	$770,130

Fernando Cloppet Executive Vice President and Commercial Banking Director	2006	$225,000	(13)	$0		$0	$0	$200,000	$0	$273,750	(14)	$698,750

James Rodríguez President of Santander Securities Corporation	2006	$200,000		$2,500		$0	$0	$350,000	$0	$18,334	(15)	$570,834

Juan Dávila(16) Executive Vice President and Risk Management Director	2006	$240,000		$300	(17)	$0	$0	$175,000	$0	$166,171	(18)	$581,471

(1)	Includes Christmas bonuses earned for the fiscal year 2006.

(2)	Except as provided on specific footnotes, the amounts included as non-equity incentive compensation correspond to the performance bonuses earned for fiscal year 2006.

(3)	Includes changes in pension plan value for fiscal year 2006. Does not include non-qualified deferred compensation earnings since the Corporation understands they are not above-market or preferential earnings.

(4)	Base salary pursuant to Mr. González’ employment agreement with the Corporation executed on March 16, 2005, as adjusted based on the Corporation’s performance during fiscal year 2005. Under said employment agreement, Mr. González was entitled to receive an annual base salary of $700,000 for 2006. The employment agreement expired on January 1, 2007, and a new employment agreement was executed on December 27, 2006, effective on January 1, 2007. The material provisions of the new employment agreement are described in the “Employment Agreement” section of this Proxy Statement.

(5)	Includes: $4,000 (Company’s contributions to the employees’ savings plan); $5,506 (health insurance premiums); $594 (disability insurance premiums); $1,572 (life insurance); $18,040 (estimated perquisite value for use of company car at 50% of company car costs and expenses for 2006); $2,040 (estimated value for personal use of Club Memberships at 50% of memberships’ payments).

(6)	Base salary pursuant to Mr. García’s employment agreement with the Corporation executed on March 16, 2005, as adjusted based on the Corporation’s performance during fiscal year 2005. Under said employment agreement, Mr. García was entitled to receive an annual base salary of $550,000 for 2006. The employment agreement expired on January 1, 2007, and a new employment agreement was executed on December 27, 2006, effective on January 1, 2007. The material provisions of the new employment agreement are described in the “Employment Agreement” section of this Proxy Statement.

(7)	Includes: $4,000 (Company’s contributions to the employees’ savings plan); $7,500 (2006 Santander Securities Corporation’s profit sharing under Santander Securities Corporation’s deferred arrangement profit sharing plan); $5,506 (health insurance premiums); $607 (disability insurance premiums); $735 (life insurance).

(8)	The amount shown as base salary is the amount actually paid to Ms. Calero during fiscal year 2006. Ms. Calero’s current base salary is $250,000. Her base salary was increased on June 1, 2006, from $225,000 to $250,000. Ms. Calero deferred $99,438 of her base salary earned during fiscal year 2006 under her Optional Deferred Compensation Benefit Agreement with the Corporation.

(9)	Includes: $2,154 (health insurance premiums); $514 (disability insurance premiums); $418 (life insurance).

(10)	Ms. Schmidt joined the Corporation in February 2006. Her basic salary during fiscal year 2006 was $250,000 pursuant to her employment agreement with the Corporation executed on December 29, 2005. The material provisions of Ms. Schmidt’s employment agreement are described in the “Employment Agreement” section of this Proxy Statement.

(11)	Includes: signing bonus of $320,000 and 2006 Christmas bonus of $2,500.

(12)	Includes: $16,500 (Car Allowance); $1,884 (health insurance premiums); $400 (disability insurance premiums); $805 (life insurance).

(13)	Base salary pursuant to Mr. Cloppet’s employment agreement with the Corporation executed on October 14, 2005. The material provisions of Mr. Cloppet’s employment agreement are described in the “Employment Agreement” section of this Proxy Statement.

(14)	Includes: $5,277 (health insurance premiums); $569 (disability insurance premiums); $793 (life insurance); and the following perquisites: Housing—$72,147; School payments—$48,633; Utilities—$6,745; Vacations—$30,000; Moving expenses—$98,002; $2,200 (estimated value for personal use of Club Memberships at 50% of memberships’ payments); $9,384 (estimated perquisite value for use of company car at 50% of company car costs and expenses for 2006).

(15)	Includes: $4,000 (Company’s contributions to the employees’ savings plan); $7,500 (2006 Santander Securities Corporation’s profit sharing under Santander Securities Corporation’s deferred arrangement profit sharing plan); $5,506 (health insurance premiums); $593 (disability insurance premiums); $735 (life insurance).

(16)	Mr. Dávila resigned from his position on December 4, 2006. Mr. Dávila is currently employed by an affiliate of the Corporation.

(17)	Includes 2006 Christmas bonus of $300.

(18)	Includes: $5,506 (health insurance premiums); $621 (disability insurance premiums); $882 (life insurance); $45,813 (tax gross-ups); and the following perquisites: Housing—$66,965; School payments—$13,073; Utilities—$11,382; Currency changes—$15,186; $2,200 (estimated perquisite value for use of Club Memberships at 50% of memberships’ payments during 2006) and $4,543 (estimated perquisite value for use of company car at 50% of company car costs and expenses for 2006).

The elements of compensation:

A. Base Salary

Base salaries enable the Corporation to attract management with the required skills and experience. Base salaries are designed to reward experience, skills and responsibilities undertaken by the NEOs and Expatriated NEOs.

The NEOs’ base salaries are initially determined by evaluating the responsibilities of the position to be held and the experience of the individual. As discussed above, to help in identifying the appropriate amount of base salary for each NEO, the Compensation Committee considers the competitive pay practices in the financial industry.

The NEOs are usually entitled to increases of base salary, when appropriate. The base salary increases are based mainly on merit and the NEOs undertaking of new responsibilities. The salary increase strategy allows discretionary salary increases to provide the opportunity to recognize changes in performance levels and responsibilities. Salary adjustments are determined by evaluating the performance of the Corporation and of each NEO. The Compensation Committee exercises judgment and discretion in the information it reviews and the analysis it considers, and when appropriate, also considers non-financial performance measures. Non-financial performance measures may include increases in market share, financial strength, regulators’ reviews, efficiency gains, improvements in services, and improvements in relations with customers and employees. None of the NEOs’ base salaries were increased or revised during fiscal year 2006, except for Ms. María Calero’s base salary which was increased on June 1, 2006, as specified in the footnotes to the “Summary Compensation Table” above.

Expatriated NEOs’ base salary is initially determined using the base salary of the Expatriated NEO prior to his/her relocation to the Corporation, revised to reflect any changes in position or responsibilities, if applicable, and adjusted by the difference in the cost of living between the country of origin and Puerto Rico, including taxes, plus the expatriation fees established by SCH’s applicable policies and procedures for Expatriated NEOs.

The Expatriated NEOs’ base salary is established in an employment agreement with the Expatriated NEO. The Expatriated NEOs may be entitled to base salary increases, when appropriate, under similar conditions as those applicable to the NEOs. None of the Expatriated NEOs’ base salaries were increased or revised during fiscal year 2006.

B. Performance Bonus Incentive Plan

The Corporation chooses to provide the Performance Bonus Incentive Plan (the “Bonus Incentive Plan”) because it believes that said plan is a powerful tool to motivate employees to attain high levels of performance and to take actions to support the Corporation’s goals and strategies during each fiscal year. The Compensation Committee exercises judgment and discretion in the information it reviews and the analysis it considers, and where appropriate, also considers non-financial performance measures in order to provide its employees with a performance bonus. Among the factors taken into consideration to determine the performance bonus are the financial results for the applicable fiscal year, the percentage of attainment of the Corporation’s pre-established goals, individual performance goals, anticipated difficulty and importance of achieving such goals, and the financial results and market conditions in the financial industry. Accordingly, the amount of the bonuses paid will vary from year to year and will depend on actual performance.

Each NEO and Expatriated NEO is individually evaluated after the end of each fiscal year to determine the corresponding performance bonus. Seventy percent of the evaluation is directly linked to the financial results of the Corporation, while the other 30% is based on individual achievement of the NEOs’ goals. The weighting between the Corporation’s goals and the individual performance reflect the degree of influence a participant has over the achievement of the Corporation’s goals.

To be eligible for the performance bonus, a NEO must remain an employee of the Corporation for the entire fiscal year. Performance bonuses are paid in cash and are designed to reward progress toward and achievement of performance goals.

For fiscal year 2006, the Compensation Committee reviewed and evaluated the individual and corporate performance against the targeted goals, taking into consideration the factors mentioned above and additional factors that might have affected the achievement of such targets, such as changes in financial market conditions. Based on such evaluations, the Compensation Committee recommended the applicable performance bonuses for each of the NEOs and Expatriated NEOs. The Compensation Committee believes that the recommended performance bonus awards were consistent with the objectives of the Bonus Incentive Plan. At the time the performance goals for fiscal year 2006 were set, the Compensation Committee believes that the targeted goals would be difficult but achievable with significant effort.

C. Optional Deferred Compensation Benefit

The Corporation offers to its NEOs, upon specific request, the option to defer compensation pursuant to the provisions of a non-qualified deferred compensation agreement to be negotiated between the Corporation and the NEO requesting such deferment benefit. The agreement allows the NEO to voluntarily defer receipt of a portion of his/her base salary, above a specified amount, and all or a portion of the bonus payment, until the date or dates established in the agreement. The optional non-qualified deferred compensation benefit is offered to high level employees in order to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan. Further, the Corporation offers the optional deferred compensation benefit as a competitive practice to enable it to attract and retain top talent. This optional benefit is designed to reward the expertise and talent of the Corporation’s NEOs.

The amount credited by the NEO to the optional deferred compensation plan consists only of cash compensation that has been earned and payment of which has been deferred by the participant. The Corporation does not make matching or other employer contributions to the optional deferred compensation plan. Ms. María Calero is the only NEO who currently enjoys the optional deferred compensation benefit under a Deferred Compensation Agreement executed on June 24, 1993, as amended.

Under Ms. Calero’s deferred compensation agreement, Ms. Calero is entitled to defer up to 40% of the sum of her base salary, performance bonus and Christmas bonus each year. Any deferred compensation trust account’s investment income, including net capital gains, shall be paid to Ms. Calero within five days after such income is received by the trustee. In case of termination of employment for any reason, other than death, Ms. Calero will be entitled to receive payments from the deferred compensation trust account over a ten-year period. The ten-year period may be extended by Ms. Calero if requested prior to the date of termination of employment. In case of death, the unpaid value of the deferred compensation trust account will be paid to the beneficiaries in a lump sum within 30 days after death. The agreement provides that Ms. Calero will not be entitled to any payments of the unpaid value of the deferred compensation trust account if certain events of forfeiture occur.

The following table sets forth the information related to Ms. Calero’s deferred compensation plan:

Deferred Compensation Table
Name	Executive Contributions in Fiscal Year 2006		Registrant Contributions in Fiscal Year 2006	Aggregate Earnings in Fiscal Year 2006		Aggregate Withdrawals /Distributions in Fiscal Year 2006		Aggregate Balance as of December 31, 2006

María Calero	$107,220	(1)	$0	$57,649	(2)	$155,298	(3)	$1,929,245	(4)

(1)	Includes base salary in the amount of $7,782 earned during December 2005 and $99,438 earned during fiscal year 2006. Ms. Calero did not defer any portion of the performance bonus or Christmas bonus earned during fiscal year 2006.

(2)	Includes interest income of $0.89, commissions earned in the amount of $275, and dividend income in the amount of $62,162, less tax withholdings in the amount of $4,788.

(3)	Includes dividend distribution in the amount of $55,543 and distribution for special tax prepayment purposes in the amount of $99,754.

(4)	The aggregate balance as of December 31, 2006 is comprised of compensation deferred by Ms. Calero in the amount of $986,386 and an incremental value as of December 31, 2006 of $942,858.

D. Long Term Incentive Plan

SCH sponsors a long term incentive plan for certain of its employees and those of its subsidiaries, including the Corporation. The Plan was approved by the Board of Directors of the Corporation in December 2006. Under said plan SCH will award a cash bonus to a select group of key employees of the Corporation and its subsidiaries, including certain executive officers and the following NEOs: Mr. José R. González, Mr. Carlos M. García and Ms. María Calero. To be eligible under the incentive plan, the Corporation’s employees must have met certain conditions as of December 31, 2006, including employees’ continued service from January 1, 2003 to the exercise date.

The value of the cash bonus to be awarded under the incentive plan is tied to the value of the shares of common stock of SCH and has characteristics similar to stock appreciation rights. A participant employee may exercise its rights under the incentive plan between January 15, 2008 and January 14, 2009, and will receive from his/her employer an amount of cash bonus equal to the difference between (A) the price of the SCH shares of common stock at the time of exercise of the rights, and (B) the average weighted price of such shares during the first 15 trading days of 2005, multiplied by the number of rights awarded to the participant employee. Each employing subsidiary will withhold the applicable income and social security taxes on the payment.

In accordance to Generally Accepted Accounting Principles (GAAP), the Corporation, through its subsidiaries, will recognize a monthly expense in connection with the incentive plan during a period of 14 months. SCH will reimburse the Corporation, through its subsidiaries, an amount equal to the amounts paid to the participant employees. This reimbursement will be considered a capital contribution to the Corporation and will not generate any income tax liability to the Corporation or its subsidiaries. As of December 31, 2006, the Corporation recognized a compensation expense of $810,000 related to the incentive plan.

E. Retirement-Related Benefits

The Corporation’s qualified defined benefit and contribution plans are intended to help encourage the accumulation of wealth over a long period of time. These benefits are also part of the Corporation’s strategy to compete for and retain talent that might otherwise be lured away from the Corporation by competing financial institutions who offer their employees similar forms of compensation packages.

Pension Plan

The Corporation had a qualified defined benefit retirement plan that provided all eligible employees (including executive officers) with defined retirement benefits (the “Retirement Plan”). Since January 1, 2007, the Corporation does not offer the benefits of the Retirement Plan to new employees. The participants of the Retirement Plan as of December 31, 2006 will continue to be participants under the Retirement Plan but the benefits under the Retirement Plan are frozen as of that date. The compensation basis used for the Retirement Plan formula is basic annual earnings and is subject to the limitations under the U.S. Internal Revenue Code (the “Code”). The normal retirement age under the Retirement Plan is 65 years of age; early retirement age is 55 years of age and 15 years of service. At early retirement, benefits are subject to actuarial reduction. The Retirement Plan complies with the Employees Retirement Income Security Act of 1974, as amended (“ERISA”), and pension costs are funded according to ERISA’s minimum funding standards. During fiscal year 2005, the total contribution to the Retirement Plan by the Corporation amounted to $1,109,480. During fiscal year 2006, the total contribution to the Retirement Plan by the Corporation amounted to $2,676,420.

Pension Plan Table

The following table sets forth the estimated benefits under the Retirement Plan as of December 31, 2006:

Pension Plan Table
Name	Plan Name	Number of Years Credited Service as of 12-31-06		Present Value of Accumulated Benefit as of 12-31-06	Payments During Fiscal Year 2006	Change in Pension Value

José R. González	Plan de Pensión para los Empleados de Banco Santander Puerto Rico	5		$71,185	$0	$20,734

María Calero	Plan de Pensión para los Empleados de Banco Santander Puerto Rico	12		$211,979	$0	$46,054

Ingrid Schmidt	Plan de Pensión para los Empleados de Banco Santander Puerto Rico	0		$0	$0	$0

Roberto Córdova	Plan de Pensión para los Empleados de Banco Santander Puerto Rico	3		$32,561	$0	$13,653

Bartolomé Vélez	Plan de Pensión para los Empleados de Banco Santander Puerto Rico	2		$25,775	$0	$14,420

José Santoni	Plan de Pensión para los Empleados de Banco Santander Puerto Rico	12		$110,377	$0	$31,505

Ivonna Pacheco	Plan de Pensión para los Empleados de Banco Santander Puerto Rico	15		$62,509	$0	$14,267

Laura Vázquez	Plan de Pensión para los Empleados de Banco Santander Puerto Rico	17		$148,828	$0	$36,493

Rafael Bonilla	Plan de Pensión para los Empleados de Banco Santander Puerto Rico	4		$8,664	$0	$3,907

Tomás Torres	Plan de Pensión para los Empleados de Banco Santander Puerto Rico	12.38	(1)	$44,268	$0	$5,059

Eric Delgado	Plan de Pensión para los Empleados de Banco Santander Puerto Rico	0		$0	$0	$0

(1)	Credited service for Mr. Torres does not include any services rendered for the 2006 plan year.

None of the NEOs benefited from the Retirement Plan during the fiscal year ended December 31, 2006.

There are no executive officers whose covered compensation differs substantially (more than 10%) from that set forth in the “Base Salary” column of the Summary Compensation Table. The covered compensation does differ from the total amount set forth in the “Total Compensation” column, since the basis for the Retirement Plan formula is the annual base salary received by the employees. Benefits are paid on the basis of a straight life annuity plus supplemental death benefits and are not reduced for social security or other retirement benefits received by participants.

Employees Savings Plan

The Corporation has a defined contribution savings plan pursuant to Section 1165 (e) of the Puerto Rico Internal Revenue Code of 1994, as amended (the “Puerto Rico Code”), which is similar to Section 401-K of the Code. The Plan complies with ERISA and is qualified under the Puerto Rico Code. Employees from the Bank, Santander Mortgage Corporation, Santander Insurance Agency, Inc., and Santander International Bank, Inc., benefit from this savings plan. The employees are eligible to participate in the Corporation’s savings plan after completing six (6)

months of service. There is no minimum age requirement to participate. Participating employees may contribute from 1% to 10% of their annual compensation or $8,000, whichever is lower. The Corporation contributes to the savings plan 50% of the employee’s contributions for a particular year up to not less than 4% nor more than 6% of the employee’s total compensation, as approved by the Board of Directors on an annual basis. The Corporation contributions to the Savings Plan for the fiscal year ended December 31, 2006 amounted to $565,583. The Corporation’s contributions become 100% vested after five years from the date the employee became a participant under the savings plan.

Santander Securities Corporation has a deferred arrangement profit sharing plan under Section 1165 (e) of the Puerto Rico Code, which became effective January 1, 1997. Employees from Santander Securities Corporation and Santander Asset Management Corporation benefit from the Santander Securities Corporation’s profit sharing plan. Under this plan, Santander Securities Corporation makes contributions to match 50% of employees’ allowable contributions as defined under the Puerto Rico Code. In addition, the plan provides for Santander Securities Corporation to make contributions based on the compensation of eligible employees, as defined therein. Santander Securities Corporation’s contributions to the plan amounted to $557,071 for the matching and $326,016 for the profit sharing provision for the fiscal year ended December 31, 2006. Santander Securities Corporation’s contributions become 100% vested once the employee attains five years of service.

Santander Financial Services, Inc. also has its own defined contribution savings plan under Section 1165 (e) of the Puerto Rico Code for its employees. The Plan complies with ERISA and is qualified under the Puerto Rico Code. The employees of Santander Financial Services, Inc. are eligible to participate in the savings plan after completing six (6) months of service. There is no minimum age requirement to participate. Participating employees may contribute from 1% to 10% of their annual compensation or $8,000, whichever is lower. Under this plan, Santander Financial Services, Inc. makes contributions to match 50% of employees’ allowable contributions up to 6% of the employee’s total compensation. Santander Financial Services, Inc.’s contributions become 100% vested once the employee attains five years of service. Santander Financial Services, Inc.’s contributions to the savings plan for the fiscal year ended December 31, 2006 amounted to $105,501.

F. Perquisites

The Corporation offers to its NEOs and Expatriated NEOs certain perquisites under the Corporation’s policies and procedures and depending on the terms and conditions of the employment agreements with the NEOs or Expatriated NEOs, if any. These perquisites are offered as part of the Compensation Program as an additional incentive to fulfill the objectives of the Corporation. Following is a brief description of the perquisites offered by the Corporation to the NEOs and Expatriated NEOs.

Car Allowance

The Corporation offers car allowance benefits to those executive officers who are not eligible to use company owned cars but whose responsibilities require performing a substantial part of his/her job outside the premises of the Corporation. The amount of the car allowance is determined by the Corporation’s Human Resources Department based on factors such as the position and responsibilities of each executive officer, and based on car allowance policies and procedures approved by the Board of Directors of the Corporation. The car allowance amount is payable in cash in equal monthly installments as part of the compensation package of the executive officer.

Company Owned Cars

The Corporation approved a new Company Owned Car policy on January 17, 2007. Company owned cars are assigned to the President and CEO up to an amount determined by the Board of Directors of the Corporation from time to time and to the First Executive Vice President and Operating Officer and the Executive Vice Presidents up to $60,000. Company owned cars are assigned and may be used in accordance with the company owned car policies and procedures approved by the Board of Directors of the Corporation. Company owned cars are changed every four to five years, depending on the manufacturer’s warranty. The Corporation reimburses all expenses related to the company owned cars, including gasoline, insurance and maintenance.

Club Memberships

Social club memberships are offered by the Corporation to its NEOs and Expatriated NEOs to encourage business relationships with existing or prospective customers. To be eligible for the club memberships, the Corporation will evaluate if the NEOs’ participation will increase the business value and if it is closely related with the performance of the NEOs’ professional responsibilities. Club memberships are assigned and may be used in accordance with the club membership’s policies and procedures approved by the Board of Directors of the Corporation.

Expatriated NEOs’ Perquisites

Under the Expatriated NEOs Compensation Program, the Expatriated NEOs are entitled to certain perquisites such as housing, school payments, utilities, vacations, tax gross-ups and other related expenses. These perquisites are basically offered to compensate the Expatriated NEOs for the difference in the cost of living between his/her country of origin and Puerto Rico. The amount of the perquisites assigned to each Expatriated NEO will be based on the position held, responsibilities, cost of living and status before the transfer to Puerto Rico, and will be specified in the corresponding employment agreement with such Expatriated NEO.

G. Other Benefits

Key Executive Plan

The Key Executive Program was implemented in 1990 to secure the services of certain key officers. The design follows the established parameters of a BOLI Program or Bank Owned Life Insurance Plan, also known as the “Key Man” plan. This is a non-qualified plan and it is exempt from ERISA regulations. The Key Executive Program is currently frozen.

The Bank acquired life insurance policies with an accumulated cash value feature for ten officers (including one executive officer). The Bank is the owner and beneficiary of the policy’s proceeds at all times. If the employee terminates its employment with the Bank, the policy is redeemed for the accumulated cash values. In the event of death of any participant, the Bank receives full payment of the insurance coverage and pays the benefit to the participant’s beneficiaries. The balance will compensate the Bank for the loss of the executive and for the recuperation of premiums paid. The benefit is paid in ten years, drawing one-tenth from the cash value in order to maintain the life insurance policy active and to recuperate premiums paid. The accumulated cash values are reflected in the Bank’s balance sheet as part of its assets. The only executive officer that benefits from this Key Man Plan is Ms. Laura Vázquez, who is not a NEO.

The total future premium payment is approximately $300,000 on a declining balance of annual premium payments. The annual premium for the fiscal year ended December 31, 2006 was $18,358. The prospective premium for fiscal year 2007 is $18,358. The annual payments for the remaining years decline as the participant fulfills the total premium costs to maintain the cash values.

Report of the Compensation and Nomination Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2006. Based on the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the Corporation’s Proxy Statement for its 2007 Annual Meeting of Stockholders.

This report is submitted by the Compensation Committee.

Submitted by

Mr. Víctor Arbulu Mr. Gonzalo de las Heras Mr. Jesús M. Zabalza

Employee Agreements, Termination of Employment and Change in Control Arrangements

José R. González, Carlos M. García, Fernando Cloppet, James Rodríguez, and Ingrid Schmidt have each entered into employment agreements.

On December 27, 2006, the Board of Directors of the Corporation approved the new employment agreements of José R. González, President and CEO, and Carlos M. García, Senior Executive Vice President and COO, of the Corporation. Both employment agreements were filed with the SEC.

Mr. González’ agreement with the Corporation, executed on December 29, 2006, is effective as of January 1, 2007 and expires on January 1, 2009. Under the terms of the agreement, Mr. González is entitled to receive an annual base salary of $650,000 for 2007 and $700,000 for 2008, and incentive compensation in accordance with the Corporation’s Performance Bonus Plan, which is administered by the Compensation Committee. Upon termination of Mr. González’ employment, for other than just cause, Mr. González will be entitled to receive the greater of: (i) $1,250,000; or (ii) the gross salary pending to be received from the date of termination of the agreement to January 1, 2009. In the event that Mr. González’ agreement is not renewed or extended upon its expiration, Mr. González will be entitled to receive the amount of $1,250,000. Upon the occurrence of a change of control of the Corporation, which means any event whereby SCH reduces its ownership in the outstanding shares of the Corporation to less than 50%, and SCH does not provide Mr. González with employment in a similar position, Mr. González will be entitled to receive $1,250,000. Upon expiration of the agreement, Mr. González shall not provide similar services to the one he is now offering to any other company in the banking or securities industry in Puerto Rico for a period of twelve (12) months following the termination. Mr. González’ agreement also contains certain confidentiality provisions.

Mr. García’s agreement with the Corporation, executed on December 29, 2006, is effective as of January 1, 2007 and expires on January 1, 2009. Under the terms of the agreement, Mr. García is entitled to receive an annual base salary of $525,000 for 2007 and $550,000 for 2008, and incentive compensation in accordance with the Corporation’s Performance Bonus Plan, which is administered by the Compensation Committee. Upon termination of Mr. García’s employment, for other than just cause, Mr. García will be entitled to receive the greater of: (i) $1,000,000; or (ii) the gross salary pending to be received from the date of termination of the agreement to January 1, 2009. In the event that Mr. García’s agreement is not renewed or extended upon its expiration, Mr. García will be entitled to receive the amount of $1,000,000. Upon the occurrence of a change of control of the Corporation, which means any event whereby SCH reduces its ownership in the outstanding shares of the Corporation to less than 50%, and SCH does not provide Mr. García with employment in a similar position, Mr. García will be entitled to receive $1,000,000.00. Upon expiration of the agreement, Mr. García shall not provide professional services to any other company in the banking industry or that enter in competition with Santander Securities Corporation for a period of six (6) months. This non-competition clause of the agreement will not apply upon termination of the agreement as a result of a change in control. Mr. García’s agreement also contains certain confidentiality provisions.

On October 14, 2005, Mr. Cloppet entered into an employment agreement with the Corporation for a period of three years, under the Expatriated Program of SCH, America Division. The employment agreement entitles Mr. Cloppet to receive an annual salary of $225,000 and incentive compensation in accordance with the Corporation’s Performance Bonus Plan. Any increases to the minimum incentive compensation will be determined in accordance with the Performance Bonus Plan, which is administered by the Compensation Committee. Mr. Cloppet is a participant of the health, insurance and disability benefit plans established by the Bank. Mr. Cloppet is also entitled to use a corporate car, a corporate credit card and certain club memberships, all in accordance with human resources policies and procedures, and certain additional perquisites due to his relocation to Puerto Rico, such as housing, school, vacations, and related moving expenses.

On April 25, 2005, Santander Securities Corporation entered into an employment agreement with Mr. Rodríguez. Under the agreement, Mr. Rodríguez is entitled to receive an annual base salary to be determined on a yearly basis and an incentive compensation to be determined in accordance with the Performance Bonus Plan, which is administered by the Compensation Committee, based on the performance of Mr. Rodríguez and the net revenues of Santander Securities Corporation. Mr. Rodríguez is also a participant in the benefit plans established by the Bank and benefits of the Christmas Bonus. In addition, Mr. Rodríguez received a loan in the amount of $300,000 for a term of five (5) years, at an annual interest rate equal to the one-year LIBOR plus 200 basis points, to be paid down during the continuous employment of Mr. Rodríguez in an annual amount of $60,000.

On December 29, 2005, Ms. Schmidt entered into an employment agreement with the Corporation which entitles her to receive an annual base salary of $250,000 and an incentive compensation to be determined in accordance with the Performance Bonus Plan, which is administered by the Compensation Committee, based on the performance of Ms. Schmidt and the net revenues of Santander Mortgage Corporation. Ms. Schmidt will receive a minimum incentive compensation bonus in the amount of $200,000 with respect to 2006. In addition, Ms. Schmidt is entitled to receive an additional incentive bonus of $100,000 payable on or before January 31, 2007, if Santander Mortgage Corporation achieves certain pre-established targets. Ms. Schmidt is a participant in the benefit plans established by the Bank and benefits of the Christmas Bonus. Ms. Schmidt is also entitled to a car allowance and corporate credit card, all in accordance with human resources policies and procedures. If Ms. Schmidt’s employment is terminated by the Bank for other than cause, as defined in the agreement, Ms. Schmidt is entitled to receive the greater of: (i) $250,000; or

(ii) the indemnity provided in accordance with Puerto Rico Public Act Number 80 of May 30, 1976, as amended, or pursuant to a determination made by a federal or Commonwealth of Puerto Rico authority.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a Charter adopted by the Board of Directors of the Corporation. The Charter was reviewed and amended by the Audit Committee on July 21, 2006, to clarify and amend certain duties of the Audit Committee. A copy of the Audit Committee Charter approved on July 21, 2006 is attached as Exhibit A to this Proxy Statement and is available on our website at www.santandernet.com.

The role of the Audit Committee is to assist the Corporation’s Board of Directors in its oversight of the Corporation’s financial reporting process and the Corporation’s internal and external audit processes. As set forth in the Charter, management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to achieve compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm of the Corporation is responsible for auditing the Corporation’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America and the effectiveness of the Corporation’s internal controls over financial reporting. Moreover, as set forth in the Charter, the Audit Committee relies on and makes no independent verification of the financial and other information presented to it or representations made by management or the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, and internal controls and procedures, designed to achieve compliance with accounting standards and applicable laws and regulations.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accountants the audited financial statements of the Corporation for the fiscal year ended December 31, 2006, management’s assessment of the effectiveness of the Corporation’s internal controls and the independent registered public accounting firm’s report on internal controls over financial reporting. The Audit Committee has also discussed with the independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently modified or supplemented. The Audit Committee has obtained a report from the independent auditor that addresses certain matters related to quality, quality control, and independence, as required by the NYSE listing standards. Finally, the Audit Committee has received the written disclosures and the letter from D&T required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as currently modified or supplemented, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining their independence, and has discussed with the independent registered public accounting firm its independence from the Corporation and its management.

Based on the Audit Committee’s review of the audited financial statements, management’s assessment of the effectiveness of internal controls over financial reporting and the independent registered public accounting firm’s report thereon, and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in the Charter, the Audit Committee recommended to the Board of Directors that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Submitted by:

Mr. Víctor Arbulu Mr. Stephen A. Ferriss Mr. Roberto H. Valentín	Director Director Director

DISCLOSURE OF AUDIT FEES

The following is a description of the fees paid or accrued by the Corporation and its subsidiaries for the audits and other services provided by D&T for the fiscal years ended December 31, 2006 and 2005, respectively.

Audit Fees

The aggregate “Audit Fees” paid or accrued by the Corporation for professional services rendered by D&T in connection with the audits of the Corporation’s annual consolidated financial statements for the fiscal years ended December 31, 2006 and 2005, the attestation of management’s assessment of internal controls, as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended, as of December 31, 2006 and 2005, and for the reviews of the consolidated financial statements included in the Corporation’s quarterly report on Form 10-Q, were $2,098,343 and $1,349,200, respectively.

Audit-Related Fees

The aggregate fees billed by D&T to the Corporation for the years ended December 31, 2006 and 2005 for audit-related services were $38,775 and $68,100, respectively. These fees relate to consulting services performed in connection with financial accounting and reporting standards.

Tax Fees

D&T does not provide tax services to the Corporation.

All Other Fees

There are no other fees.

In considering the nature of the services provided by D&T, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with D&T and the Corporation’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as amended, as well as the provisions of the American Institute of Certified Public Accountants.

Pre-Approval Policy and Procedures

All auditing services and non-audit services must be pre-approved by the Audit Committee. Pre-approval is waived for non-audit services if: (1) the aggregate dollar value of such services does not exceed $10,000; (2) such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of and approved by the Audit Committee prior to the completion of the audit. All audit and non-audit services were pre-approved by the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

TRANSACTIONS WITH RELATED PARTIES

The Audit Committee is responsible for the review, approval or ratification of transactions with related persons that are reportable under Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Audit Committee requires that any covered transactions under Item 404 shall be presented to the Audit Committee for consideration, including information related with the type of transaction and a brief description of it, the nature of the related person’s interest, the amount of the transaction, the amount of the related person’s interest and any other relevant information. The Audit Committee evaluates the information presented and determines whether the transaction is in the best interest of the Corporation. The Audit Committee’s policies and procedures for related party transactions are not in writing, but the proceedings are documented in the minutes of the Audit Committee meetings.

The Bank has entered into loan transactions with the Corporation’s directors and executive officers and the immediate family members of the directors and executive officers, and proposes to continue such transactions in the ordinary course of its business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loan transactions with other persons not related to the Corporation. The extensions of credit have not involved and do not currently involve more than normal risks of collectibility or present other unfavorable features.

The Corporation and its subsidiaries have entered, in the ordinary course of business, into information technology services agreements and other related services with the following affiliates and subsidiaries of SCH, holder of 90.59% of the Corporation’s Common Stock: America Latina Tecnología de Chile, S.A. (“ALTEC Chile”), America Latina Tecnología de Mexico, S.A. (“ALTEC Mexico”), ALTEC Puerto Rico, a division of CREFISA, Inc. (“ALTEC Puerto Rico”), and Produban Servicios Informáticos Generales, S.L. (“Produban”). During fiscal year 2006, the Corporation and its subsidiaries made the following payments for services rendered during 2006 by the abovementioned companies: $3,888,244 to ALTEC Chile, $6,025,879 to ALTEC Mexico, $1,967,520 to ALTEC Puerto Rico, and $340,541 to Produban. All of the foregoing transactions are subject to usual trade terms and have been duly approved by the Audit Committee.

Other entities related with immediate family members of the directors or executive officers of the Corporation were engaged by the Corporation or its subsidiaries, in the ordinary course of business, to provide services to the Corporation or its subsidiaries during fiscal year 2006. The fees paid to each said entities during fiscal year 2006 did not exceed $120,000.

PROPOSAL TWO: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the stockholders at the Meeting, the Audit Committee has appointed D&T to audit the Corporation’s consolidated financial statements for the fiscal year ending December 31, 2007, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2007. D&T audited the Corporation’s consolidated financial statements for the fiscal years ended December 31, 2005 and 2006, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2005 and 2006. Representatives of D&T will be present at the Meeting and have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

If the stockholders do not ratify the appointment of D&T, the selection of our independent registered public accountants will be reconsidered by the Audit Committee.

The Board of Directors of the Corporation recommends that you vote FOR ratification of the appointment of D&T as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2007.

The vote of the holders of the majority of the total votes eligible to be cast at the Meeting is required for the approval of this Proposal.

PROPOSALS OF SECURITY HOLDERS TO BE PRESENTED AT THE
2008 ANNUAL MEETING OF STOCKHOLDERS

Stockholders’ proposals intended to be presented at the 2008 annual meeting of Stockholders must be received by the Secretary of the Corporation, at its principal executive offices, Santander BanCorp, 207 Ponce de León Avenue, San Juan, Puerto Rico, 00918, not later than November 23, 2007, for inclusion in the Corporation’s Proxy Statement and Form of Proxy relating to the 2008 annual meeting of Stockholders. If a Stockholder who otherwise desires to bring a proposal before the 2008 annual meeting of stockholders does not notify the Corporation of its intent to do so on or before February 8, 2008, then the proposal will be untimely and the proxies will be able to vote on the proposal at their discretion.

COMMUNICATION WITH DIRECTORS

The Corporation has established procedures for stockholders or other interested parties to communicate directly with the Board of Directors. Such parties may contact the Board of Directors by mail at: Santander BanCorp, Investor Relations, Attention: Mr. Gonzalo de las Heras, Chairman of the Board, P.O. Box 362589, San Juan, P.R. 00936-2589. All communications made by this means will be received by the Chairman of the Board.

CORPORATE GOVERNANCE GUIDELINES

The Corporation has adopted a Code of Business Conduct within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934, as amended. This Code applies to the Directors, the President and CEO, the COO, the CAO, and other executive officers of the Corporation and its subsidiaries in order to achieve a conduct that reflects the Corporation’s ethical principles. The Corporation’s Code of Business Conduct was amended during fiscal year 2005 to expressly apply to the Directors of the Corporation, as required by the NYSE’s Corporate Governance Rule 303A.10. The Corporation has posted a copy of the Code of Business Conduct, as amended, on its website at www.santandernet.com. The Corporation also adopted Corporate Governance Guidelines which are available on the Investor Relation website at www.santandernet.com, as required by the NYSE’s Corporate Governance Rule 303A.09. Copies of the Code of Business Conduct and the Corporate Governance Guidelines may be obtained free of charge from the Corporation’s website at the abovementioned internet address.

ANNUAL REPORT AND OTHER MATTERS

Enclosed with this Proxy Statement is the Corporation’s Annual Report to Stockholders including the Annual Report on Form 10-K, the consolidated financial statements of the Corporation for the year ended December 31, 2006 and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2006 duly certified by D&T as the independent registered public accountants of the Corporation. Such Annual Report to Stockholders is not a part of these proxy solicitation materials.

To avoid delays in ballot taking and counting, and in order to assure that your Proxy is voted in accordance with your wishes, compliance with the following instructions is respectfully requested: upon signing a Proxy as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor, please give full title; if shares are in the name of more than one record holder, all should sign.

Whether or not you plan to attend the Meeting, it is very important that your shares be represented and voted in the Meeting. Accordingly, you are urged to properly complete, sign, date and return your Proxy Card.

San Juan, Puerto Rico, April 24, 2007.	By Order of the Board of Directors

Rafael Bonilla, Esq. Secretary

Exhibit A

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee of the Board of Directors (the “Committee”) of Santander Bancorp and its subsidiaries (collectively, the “Corporation”) shall represent and assist the full Board of Directors (the “Board”) in discharging its oversight responsibility regarding: (1) the Corporation’s accounting principles, financial reporting practices and policies, and system of internal control over financial reporting; (2) the integrity of the Corporation’s financial statements and the independent audit thereof; and (3) the Corporation’s compliance with legal and regulatory requirements. The Committee shall also evaluate the performance of the Corporation’s internal audit department (the “Internal Audit Department”) and the qualifications, independence and performance of the Corporation’s independent public accountants (“IPA”), and shall be directly responsible for the appointment, compensation and oversight of the work of the IPA.

The Committee shall also act as an overseer of: (a) the discharge by the Corporation’s management (“Management”) of its responsibility for the preparation, presentation and integrity of the Corporation’s financial statements, (b) Management’s responsibility for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, (c) the Internal Audit Department’s responsibility for examining and evaluating the adequacy and effectiveness of the Corporation’s and its subsidiaries’ internal control systems to ensure (i) the reliability and integrity of information, (ii) compliance with the Corporation’s policies, plans and procedures, as well as laws and regulations, and (iii) the safekeeping of assets; and (d) the Corporation’s disclosure controls system and internal controls system, which Management and the Board have established, regarding finance, accounting, legal compliance and ethics.

The Committee shall cause to be prepared any report or other disclosure, including any report of the Committee, required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Corporation’s annual proxy statement or other periodic reports or disclosures.

The Committee shall establish procedures for and continually monitor: the receipt, retention and treatment of complaints received by or from employees and shareholders regarding accounting controls, auditing matters, or any other relevant matter that may result in damage or liability to the Corporation and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

AUTHORITY

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for the annual audit, special audits, reviews and other procedures and, as appropriate, to obtain advice and assistance from special counsels and other experts or consultants without seeking approval of the full Board or Management.

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The Corporation shall provide appropriate funding, as determined by the Committee, for compensation to the IPA and to any advisors that the Committee chooses to engage.

The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or outside auditors to attend any meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee may determine whether to allow any internal or external attorneys to practice before the SEC on behalf of the Corporation. Should the Committee elect to do so, the Committee shall have the authority to: (a) verify or ascertain if such attorneys comply with the professional standards set forth by the SEC; and (b) verify or ascertain that the Corporation’s attorneys have reported evidence of material violations of securities law or breach of fiduciary duty or similar violation by the Corporation or any agent thereof to the chief legal counsel, the Corporation’s Chief Executive Officer (“CEO”) and the Committee (if necessary actions have not otherwise been taken).

COMPOSITION

The Committee shall be comprised only of three or more members of the Board who are independent directors. Each member shall not be an officer or employee of the Corporation, its subsidiaries or affiliates, and shall not have any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The members of the Committee shall be financially literate.

At least one member of the Committee must be a “financial expert,” as such term is defined by the SEC pursuant to rules promulgated under Section 407 of the Sarbanes Oxley Act of 2002, as amended (the “SOA”). The members of the Committee shall satisfy the applicable requirements under the rules of the New York Stock Exchange and the SEC, as such requirements are interpreted by the full Board in its business judgment. The Corporation must disclose the name of the Committee’s financial expert and whether such expert is independent of Management.

The Board shall designate the members of the Committee and a chairperson of the Committee from among its members, who shall preside over the meetings of the Committee and shall inform the Board of the actions taken by the Committee. In the event of a vacancy or an absence in the Committee, the Board may designate any member of the Board as a substitute, provided such person complies with the requisites established herein.

MEETINGS

The Committee will meet at least once per month or more frequently if circumstances dictate to discuss the matters set forth in the Duties and Responsibilities section of this Charter. Members

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of the Committee may participate in meetings of the Committee by means of a conference call or similar communications equipment whereby all persons participating in the meeting can converse with each other.

The Committee will designate a Secretary from among its members. The Secretary may delegate his (her) functions to any officer of the Corporation designated by the Secretary. The Secretary, or the person so designated, will notify the members of the Committee of the place, date and time of the meetings of the Committee on a timely basis, as well as prepare and submit the agenda, reports and documents required for each meeting of the Committee.

The Secretary or his (her) designee will prepare accurate minutes of each meeting of the Committee, indicating which members of the Committee were present and summarizing the decisions, recommendations and agreements reached. The Chairperson of the Committee will submit the minutes and the attachments considered necessary to the Board for their review and ratification.

The members of the Committee shall hold office from the time of designation until the next election of directors at the annual meeting of stockholders of the Corporation. The Board may, however, extend such period for any or all designated members who continue to meet the requirements for membership in the Committee.

A quorum shall consist of the majority of the members of the Committee. The decisions of the Committee shall be adopted by an affirmative vote of the majority of the members participating in the meeting in which the decision is considered. In the event of a tie, the matter will be submitted to the Board for its consideration at their next meeting and no action will be taken until the Board makes a decision on such matter.

As part of its efforts to foster open communication, the Committee should meet periodically with Management, the director of the internal auditing function and the IPA, in separate executive sessions, to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee shall meet quarterly with the IPA and Management to discuss the annual audited financial statements and quarterly financial statements, including the Corporation’s disclosure contained therein under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”).

DUTIES AND RESPONSIBILITIES

In fulfilling their responsibilities hereunder, it is recognized that the members of the Committee are not employees of the Corporation. It is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures. Each member of the Committee shall be entitled to rely on: (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information; (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary (which shall be promptly reported to the Board); and (iii) all representations made by Management as to any information technology, internal audit and other non-audit services provided by the IPA to the Corporation.

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It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. This is the responsibility of management and the IPA. Furthermore, while the Audit Committee is responsible for reviewing the Corporation’s policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company’s exposure to risk.

The Committee will carry out the following responsibilities:

Financial Statements

•

Advise Management, the Internal Audit Department and the IPA that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices. The Committee shall review these analyses with regard to: (a) the integrity of the Corporation’s financial statements, critical accounting policies and practices, alternative treatments of financial information within GAAP (including their ramifications and the methods preferred by the IPA); (b) Management’s responsibilities for establishing and maintaining an adequate internal control structure and procedures for financial reporting; and (c) assessment, as of the end of the most recent fiscal year of the Corporation, of the effectiveness of the internal control structure and procedures of the Corporation for financial reporting.

•	Ascertain that Management has reviewed the MD&A to ensure information presented is consistent with the financial statements, related footnote disclosures and the accounting records of the Corporation.
•

Discuss with Management and the IPA the audited financial statements, including their treatment of any transaction or group of transactions which, individually or in the aggregate, may have a material effect on the financial statements of the Corporation, or any transaction subject to the approval of the Corporation’s Investment Committee.

•	Discuss significant changes to the Corporation’s accounting principles, policies, controls, procedures and practices proposed or contemplated by the IPA, the Internal Audit Department or Management.
•	Review quarterly press releases and ascertain the absence of misleading information or omission of material facts prior to issuance.
•	Review periodic reports (10Q, 10K, 8K, proxy, etc.).
•

Discuss the schedule of unadjusted differences and Management’s actions with respect to such schedule and any other material written communication between the IPA and Management (including, but not limited to, management letters).

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Internal Control

•

Meet with the Corporation’s chief accounting officer (“CAO”) and chief operations officer (“COO”) at least twice per year. Establish a prohibition of cross hiring (e.g. any individual who was employed by an IPA and participated in an audit of the Corporation within the last 12 months cannot be hired as the CEO, CAO, COO or comptroller). Ensure that the CAO, COO and CEO certification process is adequate and appropriate to the needs and commercial complexity of the Corporation, and is comprehensively documented. Consider having an independent third party assess the process. Consider whether additional documentation is required for certification to be completed. Evaluate the current state of reporting on internal controls to evaluate whether any changes are necessary.

Internal Audit

•

Review the appointment, replacement, reassignment or dismissal of the Director of the Internal Audit Department (the “DIA”). Advise the DIA that he or she is expected to provide to the Committee summaries of and, as appropriate, the significant reports to Management prepared by the Internal Audit Department and Management’s responses thereto. Instruct internal auditors that they (in conjunction with the IPA) are ultimately accountable to the Board through the Committee.

•	Review activities, organizational structure and qualifications of the internal audit function.
•	Annually, review and recommend changes (if any) to the Internal Audit Department’s charter.
•	Periodically review with the DIA any significant difficulties, disagreements with Management or scope restrictions encountered in the course of the function’s work.
•	Periodically review with the IPA the budget, staffing and responsibilities of the Internal Audit Department.

External Audit

•

The IPA shall annually submit to the Committee a formal written statement delineating all relationships between the IPA and the Corporation (“Statement as to Independence”) addressing each non-audit service provided to the Corporation and the matters set forth in Independence Standards Board Standard No. 1.

•

Pre-approve all audit and non-audit services performed by the IPA, and periodically (not less frequently than annually) review all audit and non-audit services performed for the Corporation by the IPA. The IPA shall annually submit to the Corporation a formal written statement of the fees billed for services rendered. The following categories shall be included: (i) the audit of the Corporation’s annual financial statements for the most recent fiscal year, and the reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q for that fiscal year and services normally provided by the IPA in connection with statutory and regulatory filings; (ii) the provision of assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements for the most recent fiscal year, in the aggregate and by

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each service; (iii) the provision of professional services rendered for tax compliance, tax advice and tax planning, but excluding those tax services relating to the audit, for the most recent fiscal year, in the aggregate and by each service; and (iv) all other services rendered by the IPA for the most recent fiscal year, in the aggregate and by each service.

•

Require that Management provide a list of payments to be made to the IPA or any other accounting firm for services other than financial statement audits. With regard to such services, the Committee must prospectively and as part of the pre-approval process: (i) assess whether such services can be provided by the IPA, (ii) assess which “no conflict” suppliers can perform such services, and (iii) communicate to Management which services must be discontinued in compliance with the SOA. Information regarding fees paid to the IPA shall be segregated into four categories: Audit Fees, Audit Related Fees, Tax Fees, and all other fees. At least annually, the Committee shall also review all the Corporation’s payments to accounting firms other than the IPA for non-audit services.

•

The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the IPA. In this regard the Committee shall appoint, retain, compensate, evaluate and terminate, when appropriate, the IPA, which shall report directly to the Committee.

•

Ensure that the IPA prepare and deliver annually a Statement as to Independence (it being understood that the IPA are responsible for the accuracy and completeness of such Statement). Discuss with the IPA any relationships or services disclosed in such Statement that may affect the objectivity and independence of the IPA, taking into consideration the opinion of Management and the Internal Audit Department.

•

Consider, if applicable, whether the IPA’s provision of any non-audit services to the Corporation (including, without limitation, information technology consulting services relating to financial information systems design and implementation) is compatible with maintaining the independence of the IPA.

•	Instruct the IPA that they are ultimately accountable to the Board through the Committee.
•

Consider all reports or communications (and Management’s and/or the Internal Audit Department’s responses thereto) submitted to the Committee by the IPA required by or referred to in SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as the same may be modified or supplemented.

•	Discuss restrictions on scope of the IPA’s activities or access to requested information.
•

Discuss any significant matters arising from any audit, report or communication referred, whether raised by Management, the Internal Audit Department or the IPA, relating to the Corporation’s financial statements.

•	Review the form of opinion the IPA propose to render to the Board and shareholders.

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•

Obtain from the IPA assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

•

Confirm that the external auditor has registered with the Public Company Accounting Oversight Board (the “PCAOB”). Have the external auditor confirm, quarterly, that they are in compliance with the rules and regulations of, and are in good standing with the PCAOB.

•	Document the policy of rotation of the lead audit partner every five years, or as required by applicable regulation, and ascertain that the engagement team has complied with this policy.
•	Evaluate whether there is excessive or extravagant entertaining by Management of IPA or vice-versa.
•	Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the IPA.
•	At least annually, obtain and review a report by the IPA describing:
o	the IPA’s internal quality control procedures;
o

any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the IPA, and any steps taken to deal with any such issues; and

o	all relationships between the IPA and the Corporation.

Ethical Compliance, Legal Compliance, and Risk Management

•

Review the Corporation’s code of ethics to determine compliance with SOA’s requirement relating to code of ethics for senior financial officers, and that all senior financial officers have acknowledged receipt and having read the code of ethics.

•

Discuss with the Corporation’s General Counsel, or if required by the Committee with independent counsel of its selection, any significant legal matters that may have a material effect on the financial statements of the Corporation and the Corporation’s compliance policies, including material notices to or inquiries received from governmental agencies.

•

Review Management’s monitoring of the Corporation’s compliance with the Corporation’s Code of Ethics, and ensure that Management has the proper review system in place to ensure that Corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

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•	Review, with the Corporation’s counsel, legal compliance matters including corporate securities trading policies.
•

Discuss policies with respect to risk assessment and risk management. Such discussions should include the Corporation’s major financial and accounting risk exposures and the steps Management has undertaken to control them.

Reporting Responsibilities

•	Report its activities to the Board on a regular basis and make such recommendations with respect to the above and other matters, as the Committee may deem necessary or appropriate.
•	Review this Charter at least annually and recommend to the Board any changes warranted by new laws and regulations or as the Committee deems appropriate.

Other Responsibilities

•

Review, on a quarterly basis, transactions in the Corporation’s securities by the Corporation’s pension plans and by executives of the Corporation to ensure that none occurred during designated blackout periods. Ensure trustees are aware of blackout periods.

•	Review, annually, the procedure for related party transactions and conflicts of interest (or potential conflicts of interest) to be reported to the Board.
•	Review and approve, on a quarterly basis, all related party transactions for compliance with established policies and procedures.
•

Review with the IPA, the Internal Audit Department and Management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

•	Prepare the report that the SEC requires be included in the Corporation’s annual proxy statement.
•	Work with Management to determine if current employee loan policies and procedures are in compliance with SOA. Adjust procedures as required to ascertain compliance with current regulations.
•	Ensure that adequate insurance arrangements are in place for identified risks, in accordance with usual commercial practice.
•	Review regular updates on accounting and corporate governance developments with an objective perspective of their impact to the Corporation and the Committee.

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•	Review the types of presentations made to analysts and rating agencies.
•	Annually, perform a self-assessment relative to the Committee’s purpose, duties and responsibilities outlined herein.
•	Perform any other activities consistent with this Charter, the Corporation’s by-laws and applicable law, as the Committee or the Board deems necessary or appropriate.

This Charter may be amended by means of an express resolution of the Board.

This Charter will be effective immediately after its approval by the Board. The Secretary of the Board will certify it with his (her) signature and the corporate seal, indicating the date it was approved.

Approved by the Audit Committee Members and the Board of Directors

Revised as of July 21, 2006

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SANTANDER BANCORP

This proxy is solicited on behalf of the Board of Directors.

          The undersigned hereby appoints any member of the Board of Directors as Proxy, each with the power to appoint his/her substitute, and authorizes them to represent and to vote as designated on the reverse side all the shares of common stock of Santander BanCorp held on record by the undersigned on April 5, 2007, at the Annual Meeting of Shareholders to be held at the Conference Room located at the parking level of Santander Tower, B7 Tabonuco St., Guaynabo, Puerto Rico.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲
ANNUAL MEETING
OF
SANTANDER BANCORP

Thursday, May 24, 2007
10:00 a.m.
Guaynabo, Puerto Rico

PARKING FEES WILL BE PAID BY SANTANDER BANCORP.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	To elect three (3) directors for a three-year term, ending on April 2010:

Nominees: 01 Víctor Arbulu, 02 Stephen A. Ferriss, 03 María Calero.

VOTE GRANTED FOR all nominees	VOTE WITHHELD FOR all nominees	VOTE GRANTED, except for the following nominee(s)
☐	☐	☐
(Insert in the space provided below the names of those nominees for whom you do not wish to vote)

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as the company’s independent accountants for fiscal year 2007;	☐	☐	☐

3.

AT THEIR DISCRETION, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED “FOR” ITEM 1 and 2. Please refer to instructions below.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN UNITED STATES, PUERTO RICO OR U.S. VIRGIN ISLANDS.

Signature	Signature	Date

Please sign exactly as your name appears hereon. When shares are held by joint tenants or by tenants in common, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, the president or other authorized officer should sign under the full corporate name and the position of such authorized officer should appear below the signature. If a partnership, please sign in partnership name by authorized person.
▲FOLD AND DETACH HERE▲

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